Exhibit 10.1

EXECUTION COPY

$530.0 MILLION

INTERIM LOAN AND GUARANTY AGREEMENT

Dated as of April 26, 2007

among

VENTAS REALTY, LIMITED PARTNERSHIP,

as Borrower,

THE GUARANTORS REFERRED TO HEREIN,

THE LENDERS REFERRED TO HEREIN

and

MERRILL LYNCH CAPITAL CORPORATION,

as Administrative Agent,

CITIGROUP GLOBAL MARKETS INC.,

as Syndication Agent,

and

MERRILL LYNCH & CO.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Book Runners

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

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-ii-

-iii-

-iv-

4.7	Credit Parties and Their Subsidiaries
7.12	Subsidiary Guarantees To Be Delivered After Closing
12.2	Notice Addresses
12.6	Processing and Recordation Fees

Exhibits

1.1	Form of Note
2.2	Form of Loan Notice
2.6(b)	Form of Notice of Prepayment
5.1(f)	Form of Closing Certificate
6.2(a)	Form of Compliance Certificate
6.12	Form of Joinder Agreement
12.6(b)	Form of Assignment and Assumption

-v-

INTERIM LOAN AND GUARANTY AGREEMENT, dated as of April 26, 2007 (as amended, restated, extended, supplemented, renewed, replaced or otherwise modified from time to time, this “Credit Agreement”), among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), VENTAS, INC., a Delaware corporation (“Ventas”), and certain Subsidiaries of Ventas identified herein, as Guarantors, the Lenders identified herein, Merrill Lynch Capital Corporation, as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners.

WHEREAS, the Borrower and certain of its Affiliates have entered into a purchase agreement (the “Sunrise Purchase Agreement”), dated as of January 14, 2007 with Sunrise Senior Living Real Estate Investment Trust, a trust established under the laws of the Province of Ontario (“Sunrise REIT”), Sunrise REIT Trust, a trust established under the laws of the Province of Ontario (the “Sub Trust”) and Sunrise REIT GP, Inc., a corporation existing under the laws of the Province of Ontario (the “UPREIT” and, collectively with Sunrise REIT and the Sub Trust, “Sunrise”), pursuant to which at the closing of the transactions contemplated by the Sunrise Purchase Agreement, Ventas shall acquire from Sunrise the Purchased REIT Property (as defined in the Sunrise Purchase Agreement) (the “Sunrise Acquisition”).

WHEREAS, on the Closing Date and in connection with the consummation of the Sunrise Acquisition, Sunrise REIT and it subsidiaries will repay (the “Refinancing”) all indebtedness for borrowed money and preferred stock then outstanding and terminate all commitments to make extensions of credit thereunder (together, the “Existing Indebtedness”) other than the indebtedness and commitments listed on Schedule A. 1

WHEREAS, on the Closing Date and in connection with the consummation of the Sunrise Acquisition, Ventas will issue Senior Preferred Stock (as defined below) resulting in gross cash proceeds of not less than $700.0 million (the “Senior Preferred Stock Offering” and, together with the Sunrise Acquisition, the Refinancing, the entering into and borrowings under this Credit Agreement and the payment of associated fees, commissions and expenses, the “Transactions”).

WHEREAS, the Borrower has requested that the Lenders provide a interim loan facility, the net proceeds of which will be distributed on the Closing Date to Ventas to be used to finance, in part, the Sunrise Acquisition and the Refinancing and to pay transaction fees, commissions and expenses therewith, and the Lenders are willing to do so on the terms and conditions set forth herein.

WHEREAS, the Lenders have requested that the Borrower provide assurance for the repayment of the Loans hereunder and the other Obligations of the Credit Parties and

[1]	Note: Need to confirm amount to remain outstanding; if exceeds $330.0 million, commitments to be reduced per commitment letter p. 2.

accordingly, the Borrower will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the holders of the Obligations so guaranteed, a guaranty of the Obligations by each of the Guarantors pursuant to Article IX.

WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as administrative agent for the Lenders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Definitions.

For the purposes hereof unless the context otherwise requires, all references to Articles and Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, and the following terms shall have the meanings indicated:

“Acquisition” by any Person, shall mean the purchase or acquisition by such Person of any Capital Stock in or any asset of another Person, whether or not involving a merger or consolidation with such other Person.

“Adjusted Base Rate” shall mean the Base Rate plus the Applicable Percentage.

“Adjusted Eurodollar Rate” shall mean the Eurodollar Rate plus the Applicable Percentage.

“Administrative Agent” shall mean Merrill Lynch Capital Corporation, in its capacity as administrative agent for the Lenders hereunder or such successor Administrative Agent as may be appointed pursuant to Section 11.8.

“Administrative Agent Fee Letter” shall mean that certain letter agreement dated as of March 26, 2007 between the Borrower, Ventas and the Administrative Agent, relating to the payment of certain fees, as such letter agreement may be amended, modified or supplemented from time to time by written instrument executed by the parties thereto.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address as set forth on Schedule 12.2, or such other address as the Administrative Agent may from time to time change by notice thereof given to the Borrower and the Lenders in accordance with Section 12.2(d).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Group” shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

“Agent Parties” shall have the meaning given to such term in Section 12.2(c).

“Applicable Percentage” shall mean zero with respect to Base Rate Loans and 1.25% per annum with respect to Eurodollar Rate Loans; provided, however, that if the Loans are not repaid in full on the Initial Maturity Date, the Applicable Percentage shall increase to 1.00% per annum with respect to Base Rate Loans and 2.00% per annum with respect to Eurodollar Rate Loans on and after such date.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” shall mean two (2) or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 12.6(b) or any other form approved by the Administrative Agent.

“Authorized Officer” shall mean, with respect to the Borrower or any Guarantor, the president, vice president, chief financial officer, controller or other chief accounting officer, secretary, treasurer or general counsel of the general partner or managing member of such entity or of such entity itself, as the case may be, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. § 101 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

“BBA LIBOR” shall have the meaning given to such term in the definition of “Eurodollar Base Rate”.

“Base Rate” shall mean a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate in effect for the relevant period plus one half of one percent (0.5%) and (b) the Prime Rate in effect for the relevant period.

“Base Rate Loan” shall mean a Loan that bears interest at a rate based on the Base Rate in accordance with the provisions of Article II.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“Board of Directors” shall mean (a) with respect to a corporation, the Board of Directors of the corporation; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership or the board or committee of the general partner of the partnership serving a similar function; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” shall have the meaning given to such term in the initial paragraph of this Credit Agreement, and its permitted successors.

“Borrowing” shall mean a group of Loans of a single Interest Rate Type and as to which a single Interest Period is in effect on a single day.

“Brookdale” shall mean any of Brookdale Senior Living, Inc. and its Subsidiaries and Affiliates.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York and London are authorized to close under the applicable Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, provided that, when used in connection with a Eurodollar Rate Loan, the term “Business Day” shall also exclude any such day on which banks are not open for dealings in Dollar deposits conducted by and between banks in the London interbank eurodollar market.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalization Rate” shall mean (i) eight percent (8.0%) in the case of non-government reimbursed properties and assets and (ii) nine and three-quarters percent (9.75%) in the case of government reimbursed properties and assets.

“Cash Collateral Account” shall have the meaning given to such term in Section 10.1.

“Cash Collateral Bank” shall have the meaning given to such term in Section 10.1.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) interest bearing or discounted obligations of United States federal agencies and government-sponsored entities, or pools of such instruments offered by banks which have a long-term debt rating of AA or better by S&P or Aa2 by Moody’s, including, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass through certificates, Federal National Mortgage Association bonds and notes and Federal Farm Credit System securities, (c) Eurodollar certificates of deposit, bankers acceptances, floating rate notes, other money market instruments and letters of credit each issued by banks which have a long-term debt rating of AA or better by S&P or Aa2 by Moody’s, (d) loan participations, each of which at the time of investment is rated at least AA by S&P, and/or Aa2 by Moody’s and/or unconditionally guaranteed by an entity having an AA rating by S&P, an Aa2 rating by Moody’s, or better rated credit, (e) real estate loan pool participations, guaranteed by an entity with an AA rating or better by S&P or an Aa2 rating or better by Moody’s and shares of any mutual fund that has its assets primarily invested in the types of investments referred to in clauses (a) through (d) above, (f) Dollar-denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition, (g) commercial paper and variable or fixed rate notes issued by any bank referred to in clause (f)(iii) above (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within one year of the date of acquisition, (h) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (i) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof.

“Change in Control” shall mean either (a) a Person or an Affiliated Group shall acquire thirty-five percent (35%) or more of any class of the voting stock of Ventas, and the Borrower shall not have repaid all of the outstanding Obligations in full in cash, and terminated the Commitments within forty-five (45) days after such Person or Affiliated Group shall have acquired such percentage of such stock; or (b) Ventas shall cease to be the sole general partner of the Borrower; or (c) Ventas shall cease to own sixty percent (60%) or more of the partnership interests in the Borrower.

“Change in Law” shall mean the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (having the force of law) by any Governmental Authority.

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 5.1 have been satisfied or waived.

“Code” shall mean the Internal Revenue Code of 1986, as codified at 26 U.S.C. § 1 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

“Commitments” shall have the meaning given to such term in Section 2.1(a).

“Commitment Percentage” shall mean, for each Lender, a fraction (expressed as a percentage) the numerator of which is the Commitment or Loan of such Lender at such time and the denominator of which is the Total Committed Amount at such time. The initial Commitment Percentage of each Lender is set forth on Schedule 1.1.

“Compensation Period” shall have the meaning given to such term in Section 2.13(b)(ii)(B).

“Compliance Certificate” shall mean a certificate substantially in the form of Exhibit 6.2(a).

“Consolidated Adjusted Net Worth” shall mean, as of any day for the Consolidated Group, the sum of (a) total stockholders’ equity or net worth plus (b) accumulated depreciation, in each case, determined on a consolidated basis in accordance with GAAP; but excluding, in any event, for purposes hereof, unrealized gains and losses on Interest Rate Protection Agreements, Currency Agreements or other interest rate derivatives reported on a consolidated balance sheet as accumulated other comprehensive income or loss.

“Consolidated EBITDA” shall mean, for any period for the Consolidated Group, the sum of Consolidated Net Income plus, without duplication, to the extent deducted in computing Consolidated Net Income, (a) amortization and depreciation expense, (b) other non-cash charges as are reasonably acceptable to the Administrative Agent and the Required Lenders, (c) Consolidated Interest Expense and (d) provision for taxes, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) extraordinary gains and losses and related tax effects thereon, (ii) non-cash impairment charges, (iii) non-cash stock or option based compensation and (iv) other non-cash gains and losses and related tax effects thereon as are reasonably acceptable to the Administrative Agent and the Required Lenders, and including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination.

“Consolidated Fixed Charge Coverage Ratio” shall mean the ratio of Consolidated EBITDA to Consolidated Fixed Charges.

“Consolidated Fixed Charges” shall mean, for any period for the Consolidated Group, the sum of, without duplication, (a) Consolidated Interest Expense, plus (b) scheduled principal payments on Consolidated Funded Debt (excluding any balloon or final payment) during the applicable period, plus (c) dividends and distributions on preferred stock of Ventas, if any, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) gains and losses from unwinding or break-funding Interest Rate Protection Agreements, (ii) write-offs of unamortized deferred financing fees, (iii) prepayment fees, premiums and penalties, and (iv) other unusual items as are reasonably acceptable to the Administrative Agent and the Required Lenders. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination.

“Consolidated Funded Debt” shall mean, as of any day, Funded Debt for the Consolidated Group, determined on a consolidated basis in accordance with GAAP, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures. For purposes of this Credit Agreement, “Consolidated Funded Debt” shall not include the Sunrise Debentures.

“Consolidated Gross Asset Value” shall mean, as of any day for the Consolidated Group, the sum of (a) unrestricted cash, restricted cash to the extent a corresponding liability is included in Consolidated Total Liabilities, restricted cash held by third party lenders as collateral for indebtedness, and Cash Equivalents, plus (b) an amount equal to the quotient of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended divided by the Capitalization Rate, plus (c) one hundred percent (100%) of the book value of all development in progress, including land, plus (d) one hundred percent (100%) of the book value of other non-real property assets other than goodwill and other intangible assets, in each case determined on a consolidated basis in accordance with GAAP, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures; provided, however, that for purposes of clause (b), Acquisitions will be valued for the period of four (4) consecutive fiscal quarters following the date of Acquisition at the greater of (i) 100% of the purchase price or Acquisition cost thereof, or (ii) the quotient of the portion of Consolidated EBITDA for a period of four (4) consecutive fiscal quarters attributed to the Acquisition on a Pro Forma Basis divided by the Capitalization Rate.

“Consolidated Group” shall mean Ventas and any of its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period for the Consolidated Group, interest expense determined in accordance with GAAP, but including, in any event, (i) the interest component under capital leases and the implied interest component under securitization transactions and (ii) a pro rata share of the foregoing items and components attributable to interests in Joint Ventures, and excluding, in any event, amortization of deferred financing fees, amortization of debt discounts and swap breakage costs. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination.

“Consolidated Net Income” shall mean, for any period for the Consolidated Group, net income or loss determined on a consolidated basis in accordance with GAAP; but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures, and excluding, in any event, (a) the income or loss of any Person that is not a member of the Consolidated Group in which any member of the Consolidated Group has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to members of the Consolidated Group by such Person during such period, (b) the income or loss of any Person accrued prior to the date that it became a member of the Consolidated Group or that such Person’s assets were acquired by a member of the Consolidated Group (except as otherwise required in connection with Section 1.2), and (c) any net after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination.

“Consolidated Secured Debt” shall mean the aggregate principal amount of Consolidated Funded Debt that is secured by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest on property owned or leased by a member of the Consolidated Group, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures.

“Consolidated Secured Debt Leverage Ratio” shall mean the ratio of Consolidated Secured Debt to Consolidated Gross Asset Value.

“Consolidated Total Leverage Ratio” shall mean the ratio of Consolidated Total Liabilities to Consolidated Gross Asset Value.

“Consolidated Total Liabilities” shall mean, as of any day for the Consolidated Group, all liabilities determined on a consolidated basis in accordance with GAAP (subject to the inclusions, exclusions and limitations set forth in the definition of “Funded Debt” hereunder), but including, in any event, (a) all Consolidated Funded Debt, (b) accounts payable arising in the ordinary course of business and payable in accordance with customary trade terms, (c) dividends which have been declared or accrued but not yet paid, and (d) a pro rata share of the foregoing items and components attributable to interests in Joint Ventures, and excluding, in any event, (i) deferred income taxes, (ii) liabilities arising from the unwinding or break-funding of Interest Rate Protection Agreements, Currency Agreements and all other liabilities related to interest rate hedges, Currency Agreements and other such derivatives except to the extent such liabilities become current and realizable, provided that regular scheduled quarterly or monthly settlement payments on such agreements and other derivatives shall not be considered current and realizable for purposes hereof), (iii) Covered Liabilities and (iv) security deposits, accrued liabilities and prepaid rents, each as defined in accordance with GAAP. For purposes of this Credit Agreement, “Consolidated Total Liabilities” shall not include the Sunrise Debentures.

“Consolidated UAP Property Value” shall mean an amount, determined as of the end of each calendar quarter, equal to the quotient of Consolidated Unencumbered NOI from UAP Properties divided by the Capitalization Rate.

“Consolidated Unencumbered Assets” shall mean, for the Consolidated Group, all real properties that are not encumbered by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest to secure Funded Debt, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures.

“Consolidated Unencumbered EBITDA” shall mean, for any period for the Consolidated Group, the portion of Consolidated EBITDA that is generated by Consolidated Unencumbered Assets, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures.

“Consolidated Unencumbered Interest Coverage Ratio” shall mean the ratio of Consolidated Unencumbered EBITDA to Consolidated Unencumbered Interest Expense.

“Consolidated Unencumbered Interest Expense” shall mean, for any period for the Consolidated Group, the portion of Consolidated Interest Expense that is not attributable to Consolidated Secured Debt, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures.

“Consolidated Unencumbered NOI from UAP Properties” shall mean the portion of consolidated net operating income that is generated by the UAP Properties.

“Consolidated Unsecured Debt” shall mean, for the Consolidated Group, the portion of Consolidated Funded Debt that is not Consolidated Secured Debt.

“Consolidated Unsecured Leverage Ratio” shall mean the ratio of Consolidated Unsecured Debt to Consolidated UAP Property Value.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Liabilities” shall mean any obligation or liability of any Credit Party or other member of the Consolidated Group that (i) is secured by a letter of credit issued for the benefit of a Credit Party or other member of the Consolidated Group in form and substance and from a financial institution reasonably acceptable to the Administrative Agent, but only to the extent no Credit Party or other member of the Consolidated Group has liability therefor, (ii) any obligation (including obligations under so called “sandwich leases”) against which a third Party indemnifies any Credit Party, or guarantees all loss suffered by any Credit Party or other member of the Consolidated Group on account thereof, to the extent the indemnitor or guarantor has the financial wherewithal to satisfy its obligation, or (iii) is otherwise acceptable as a “Covered Liability” in the reasonable discretion of the Administrative Agent and the Required Lenders.

“Credit Agreement” shall have the meaning given to such term in the initial paragraph of this agreement.

“Credit Party” shall mean the Borrower and each of the Guarantors.

“Credit Party Materials” shall have the meaning given to such term in Section 6.2.

“Currency Agreement” shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect a Credit Party or other member of the Consolidated Group against fluctuations in currency values or reduce the effect of any such fluctuations.

“Debt Rating” shall mean, as of any date of determination, the rating as determined by either S&P or Moody’s of the Borrower or the Borrower’s non-credit-enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the

United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean, at any time, any Lender which shall not have theretofore made available to the Administrative Agent, any amounts required to be made by such Lender hereunder or otherwise failed to pay any obligation owing by such Lender pursuant to this Credit Agreement.

“Disposition” or “Dispose” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding, for purposes hereof, (a) Dispositions of obsolete or worn out Property, whether now owned or hereafter acquired, in the ordinary course of business; (b) Dispositions of inventory in the ordinary course of business; and (c) Dispositions of equipment or real Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement Property.

“Disqualified Stock” shall mean, with respect to any entity, any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (other than pursuant to a change of control provision not materially more favorable to the holder thereof than provided under this Credit Agreement), (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for subordinated debt), (b) is convertible into or exchangeable or exercisable for Indebtedness, other than subordinated Indebtedness or Disqualified Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for subordinated Indebtedness); in each case on or prior to the stated maturity of the Loans and Obligations under this Credit Agreement.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Domestic Credit Party” shall mean any Credit Party that is organized under the laws of any state of the United States or the District of Columbia.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Earnings from Operations” shall mean, for any period for the Consolidated Group, consolidated net income without reduction for any minority interests, excluding gains and losses on sales of investments, extraordinary items (including, in any event, losses on extinguishment of debt), distributions on equity securities, property valuation losses, and the net income of any Person, other than a Subsidiary of Ventas (except to the extent of cash dividends or distributions paid to Ventas or any Subsidiary of Ventas) as reflected in the financial statements of the Consolidated Group for such period, determined on a consolidated basis in accordance with GAAP, and excluding the cumulative effect of changes in accounting principles.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 12.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.6(b)(iii)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) Kindred or any other tenant under a Material Lease, (C) another prospective assignee or successor administrative agent (other than a Lender or an Affiliate of a Lender) which (1) is or has been an adverse party in litigation or other legal proceedings with, or has threatened, litigation or other legal proceedings against, Ventas or the Borrower or (2) is a REIT investing primarily in healthcare and/or senior assisted care living facilities or (D) an Affiliate of any of the foregoing entities listed in clauses (B) or (C) hereof.

“Environment” shall mean any surface or subsurface water, groundwater, water vapor, surface or subsurface land, air, fish, wildlife, microorganisms and all other natural resources.

“Environmental Laws” shall mean any and all applicable Laws relating to pollution and the protection of the Environment or the release of any materials into the Environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” shall mean any permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

“Equity Interest” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Transaction” shall mean, with respect to the Consolidated Group, any issuance or sale of shares of its Capital Stock, other than an issuance (a) to any member of the Consolidated Group, (b) in connection with a conversion of debt securities to equity, (c) in connection with the Ventas Distribution Reinvestment and Stock Purchase Plan, the Ventas Directors Stock Purchase Plan or the Ventas Employee and Director Stock Purchase Plan, (d) to any present or former employee, officer or director of Ventas, or in connection with the exercise of options by a present or former employee, officer or director of such Person under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, (e) in connection with the issuance of limited partnership units in the Borrower under so-called UPREIT transactions, (f) in connection with the conversion of any such UPREIT units into any Capital Stock of any member of the Consolidated Group, or (g) of operating units (whether or not exchangeable or convertible into common stock) under any incentive plan or director stock plan of Borrower or Ventas, Inc. or in connection with the conversion of any such operating units into common stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Base Rate” shall have the meaning given to such term in the definition of Eurodollar Rate in accordance with the provisions of Article II.

“Eurodollar Rate” shall mean for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Where,

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

“Eurodollar Base Rate” shall mean, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., (London time) two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

“Eurodollar Rate Loan” shall mean a Loan that bears interest at a rate based on the Eurodollar Rate in accordance with the provisions of Article II.

“Eurodollar Reserve Percentage” shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five (5) decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” shall have the meaning given to such term in Article VIII.

“Excluded Indebtedness” shall mean any and all monetary obligations (if any) relating to: (a) accounts payable arising in the ordinary course of business and payable in accordance with customary trade terms; (b) deferred income taxes; (c) dividends payable; (d) liabilities related to interest rate hedges, Currency Agreements and other such derivatives except to the extent such liabilities become current and realizable (provided that the regular scheduled quarterly or monthly settlement payments on interest rate protection agreements and other derivatives shall not be considered current and realizable for purposes hereof); and (e) Covered Liabilities.

“Excluded Taxes” shall mean with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or an account of any obligation of the Borrower, Ventas, or any other Credit Party hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), branch profits or similar taxes, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower, Ventas, or any other Credit Party under Section 12.14), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower, Ventas, or any other Credit Party with respect to such withholding tax pursuant to Section 3.1(a), and (c) any withholding including any backup withholding tax resulting from a failure to provide any documentation that such recipient is legally entitled to provide and required to provide pursuant to Section 3.1(e).

“Existing Credit Agreement” shall mean the Credit Agreement dated as of April 26, 2006 between the Borrower, Ventas, the guarantors party thereto from time to time, the lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent (as in effect on the date hereof).

“Existing Indebtedness” shall have the meaning given to such term in the Recitals to this Credit Agreement.

“Extension of Credit” shall mean, as to any Lender, the making of, or participation in, a Loan by such Lender (including continuations and conversions thereof).

“Federal Funds Rate” shall mean, for any applicable period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent (0.01%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean that certain letter agreement dated as of April 11, 2007 between the Borrower, Ventas, Merrill Lynch and Citigroup Global Markets Inc., relating to the payment of certain fees, as such letter agreement may be amended, modified or supplemented from time to time by a written instrument executed by the parties thereto.

“Final Maturity Date” shall mean April 26, 2008.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Fundamental Documents” shall mean this Credit Agreement, any Note issued hereunder, any Loan Notice, the Fee Letter and any other documentation which is required to be or is otherwise executed by any Credit Party and delivered in connection with this Credit Agreement or any of the documents listed above.

“Funded Debt” shall mean (without duplication), at any time and with respect to any Person (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business); (b) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (c) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of such other Person, then the amount of indebtedness of such Person pursuant to this clause (c) for purposes of this definition shall be equal to the lesser of the amount of the indebtedness of such other Person or the fair market value of the assets of such Person which secures such other indebtedness); (d) obligations of such Person in respect of letters of credit, acceptance facilities, drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) any Support Obligations in connection with Funded Debt by such Person; (f) obligations of such Person under capital leases; (g) the attributed principal amount of securitization transactions, (h) the attributed principal amount of Synthetic Leases; (i) all preferred stock or comparable equity interests of such Person providing for mandatory redemption, sinking fund or other like payments; and (j) the Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only if and to the extent there is recourse to such Person for payment thereof.

For purposes of this Credit Agreement, “Funded Debt” shall not include any Excluded Indebtedness or the Senior Preferred Stock.

“Funds from Operations” shall mean, for any period for the Consolidated Group, Earnings from Operations for such period plus amounts that have been deducted, and minus amounts that have been added, for the following (without duplication): (a) provision for taxes of the Consolidated Group based on income, (b) amortization of debt discount and deferred financing costs, (c) provisions for gains and losses on properties and property depreciation and amortization, (d) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (e) amortization of deferred charges, and (f) provisions for gains and losses on account of any partial or total termination of any Hedging Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination, consistently applied, subject, however, to the provisions of Section 1.2.

“Governmental Authority” shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

“Guarantors” shall mean (a) Ventas and (b) any Subsidiary of Ventas that guarantees the loans and obligations hereunder pursuant to the terms hereof, in each case with their successors and permitted assigns; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its obligations hereunder are released in accordance with the terms of this Credit Agreement.

“Guaranteed Obligations” shall have the meaning given to such term in Section 9.1(a).

“Guaranty” shall mean the guaranty of the Obligations by each of the Guarantors pursuant to Article IX.

“Hazardous Materials” shall mean petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of “hazardous substances”, “hazardous materials”, “hazardous wastes”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “pollutants”, “regulated substances”, “solid wastes”, or “contaminants” or words of similar import, under any Environmental Law, but excluding any substance or material customarily located on and used in properties of like type that are stored and used in strict conformity with all applicable Laws.

“Hedging Agreements” shall mean any Interest Rate Protection Agreement or Currency Agreement entered into from time to time between a Lender or an Affiliate of a Lender and the Borrower as permitted by this Credit Agreement.

“Hedging Banks” shall mean any Lender or Affiliate of a Lender that has entered into a Hedging Agreement.

“incur” shall mean issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness. The term “incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” shall mean (without duplication), at any time and with respect to any Person, (a) all Funded Debt of such Person, (b) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (c) all obligations of such Person under any Interest Rate Protection Agreement or Currency Agreement, (d) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only if and to the extent there is recourse to such Person for payment thereof, (e) any Support Obligations of such Person of the Indebtedness of another and (f) Indebtedness of another Person secured by a Lien on any assets of such Person, whether or not such Person shall have assumed such Indebtedness (provided, that if such Person has not assumed such Indebtedness of such other Person, then the amount of Indebtedness of such Person pursuant to this clause (f) for purposes of this definition shall be equal to the lesser of the amount of the Indebtedness of such other Person or the fair market value of the assets of such Person which secures such other Indebtedness). The term “Indebtedness” shall not include any Excluded Indebtedness.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning given to such term in Section 12.4(b).

“Initial Maturity Date” shall mean October 2, 2007.

“Interest Payment Date” shall mean as to any Loan type, the first Business Day after the end of each month (beginning May 1, 2007) and the Maturity Date. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

“Interest Period” shall mean, as to any Eurodollar Rate Loan, a period of one (1), two (2) or three (3) months, as the Borrower may elect, in each case commencing on the date of the Borrowing (including conversions, continuations and renewals); provided, however, (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except in the case of Eurodollar Rate Loans where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day), and (b) in the case of Eurodollar Rate Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, Currency Agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party against fluctuations in interest rates or to reduce the effect of any such fluctuations.

“Interest Rate Type” shall mean either Base Rate Loans or Eurodollar Rate Loans, as appropriate.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligations with respect to Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” shall mean the United States Internal Revenue Service.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit 6.12 executed and delivered in accordance with the provisions of Section 6.12.

“Joint Lead Arrangers” shall mean Merrill Lynch and Citigroup Global Markets Inc. in their capacity as joint lead arrangers.

“Joint Venture” shall mean any Person in which any Credit Party or other member of the Consolidated Group directly or indirectly has an ownership interest but is not a Subsidiary.

“Kindred” shall mean (collectively or individually, as appropriate) Kindred Healthcare, Inc. (formerly Vencor, Inc.), a Delaware corporation, and Kindred Healthcare Operating, Inc., a Delaware corporation.

“Laws” shall mean, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

“Lenders” shall mean each of the Persons identified as a “Lender” on the signature pages hereto, and their successors and assigns.

“Lending Office” shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which such Lender’s Eurodollar Rate Loans or Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender’s Eurodollar Rate Loans or Base Rate Loans are made, as notified to the Administrative Agent from time to time.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” or “Loans” shall have the meaning given to such term in Section 2.1(a).

“Loan Notice” shall mean a written loan notice in substantially the form of Exhibit 2.2.

“Loans Outstanding” shall mean, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowing and prepayments or repayments occurring on such date.

“Margin Stock” shall be as defined in Regulation U.

“Material Adverse Effect” shall mean any event or condition that (a) has a material adverse effect on the business, assets, properties, operations or financial condition of the Credit Parties taken as a whole or (b) materially impairs the ability of the Credit Parties as a whole to perform their material obligations under the Credit Agreement; provided, however, that any event or condition will be deemed to have a “Material Adverse Effect” if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a “Material Adverse Effect” exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a “Material Adverse Effect”, even though, individually, such event or condition would not do so.

“Material Indebtedness” shall mean any Indebtedness of any Credit Party (other than the Obligations) which, if recourse in nature, exceeds $25,000,000 in the aggregate, and, if non-recourse in nature, exceeds $50,000,000 in the aggregate.

“Material Lease” shall mean any lease in which any Credit Party is the landlord that individually or together with other such leases in which such Credit Party is the landlord, requires annual base rent to be paid to such Credit Party landlord in excess of $100,000,000.

“Maturity Date” shall mean the Initial Maturity Date, unless the Borrower extends the maturity of the Loans pursuant to Section 2.1(b), in which case the Maturity Date shall mean the Final Maturity Date.

“Maximum Rate” shall have the meaning given to such term in Section 12.9.

“Merrill Lynch” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” shall mean the aggregate cash proceeds received by a Credit Party or any Subsidiary thereof (including, as applicable, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), minus (without duplication) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses related to such transaction (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by the applicable Credit Party or Subsidiary in connection with the applicable transaction).

“Net Payment Proceeds” shall mean:

(a) with respect to any Take-Out Notes or other Indebtedness, the aggregate cash proceeds received by Ventas, the Borrower or any of the Guarantors, minus (without duplication) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses related to such transaction (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by the applicable Credit Party in connection with the applicable transaction); and

(b) with respect to any issuance of Capital Stock of Ventas (or any securities convertible into or exchangeable for Capital Stock or any warrants, rights or options to acquire Capital Stock) that constitutes an Equity Transaction, or any contribution to the capital of Ventas, the aggregate cash proceeds received by Ventas, minus (without duplication) (i) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses related to such transaction (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by Ventas or any of its Subsidiaries) and (ii) any proceeds thereof actually applied to redeem any Senior Preferred Stock having an aggregate liquidation preference not in excess of $700.0 million then outstanding in accordance with its terms.

“Note” or “Notes” shall mean any promissory notes in favor of any Lender evidencing such Lender’s Loans in substantially the form attached as Exhibit 1.1, individually or collectively, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Notice of Prepayment” shall mean a written notice of prepayment in substantially the form of Exhibit 2.6(b), as required by Section 2.6 or Section 2.7.

“Obligations” shall mean (a) all obligations whether, direct or indirect, contingent or absolute, of every type or description and at any time existing, of the Borrower to make due and punctual payment of (i) principal of and all interest on the Loans, costs and attorneys’ fees and all other monetary obligations of the Borrower to the Administrative Agent or any Lender under or in respect of this Credit Agreement, any note evidencing any of the Loans hereunder or any other Fundamental Document and (ii) all obligations under Hedging Agreements (including interest accruing at the then applicable rate provided in this Credit Agreement after the maturity of any of the Loans, and interest accruing at the then applicable rate provided in this Credit Agreement after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), (b) all obligations under any Treasury Management Agreement between any Credit Party and any Lender or Affiliate of a Lender and (c) all other obligations of the Borrower or any other Credit Party pursuant to this Credit Agreement or any other Fundamental Document.

“Operative Documents” shall mean, collectively, (a) this Credit Agreement, (b) any Note issued hereunder and (c) any Joinder Agreement.

“Organizational Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and bylaws; (b) with respect to any limited liability company, the certificate or articles of formation and operating agreement; and (c) with respect to any partnership, joint venture or other form of business entity, the partnership agreement and any agreement, filing or notice with respect thereto filed with the secretary of state of the state of its formation (or other governing jurisdiction), in each case as amended from time to time.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Fundamental Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Fundamental Document (but excluding, for the avoidance of doubt Excluded Taxes).

“Participant” shall have the meaning given to such term in Section 12.6(d).

“Patriot Act” shall have the meaning given to such term in Section 12.17.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Liens” shall mean (a) Liens securing Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established, (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmens’, mechanics’, warehousemens’, carriers’, landlords’ and other nonconsensual statutory Liens which are not yet overdue for more than 30 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established; (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, conditions and restrictions, party wall agreements, structural support agreements, matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes; (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA; (f) deposit arrangements to secure the performance of construction or renovation, bids, trade contracts and leases (other than Funded Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, including, without limitation, in the course of development or renovation; and (g) assignments to a reverse Section 1031 exchange trust.

“Person” shall mean any natural person, corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” shall mean any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” shall have the meaning given to such term in Section 6.2.

“Premises” shall mean any real property currently or formerly owned, leased or operated by any Credit Party or any Subsidiary of any Credit Party, including, but not limited to, all soil, surface water, or groundwater thereat.

“Prepayment Date” shall have the meaning given to such term in Section 2.7(e).

“Prime Rate” shall mean, for any applicable period, the rate per annum in effect for such day quoted in “The Wall Street Journal”, Money Rates Section as the “prime rate”, changing as and when such rate changes are so announced. Any change in such rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Basis” shall mean, for purposes of determining Consolidated EBITDA, Consolidated Gross Asset Value and any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Credit Agreement. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an Acquisition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of the issuance or exercise of an Equity Interest, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.

“Property” shall mean an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“pro rata share” shall mean, with respect to interests in Joint Ventures by any member of the Consolidated Group, (i) in the case of income statement items and components, such as net income, EBITDA and interest expense, such member’s direct or indirect percentage ownership interest of the respective Joint Venture in such items and components, and (ii) in the case of Indebtedness, such member’s direct or indirect percentage ownership interest in the respective Joint Venture in such Indebtedness, unless the Indebtedness is expressly non-recourse to the members of the Consolidated Group.

“Public Lender” shall have the meaning given to such term in Section 6.2.

“Refinancing” shall have the meaning given to such term in the Recitals to this Credit Agreement.

“Register” shall have the meaning given to such term in Section 12.6(c).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“REIT” shall mean a real estate investment trust as defined in Sections 856-860 of the Code.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material into the Environment.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” shall mean, at any time, Lenders having in the aggregate more than fifty percent (50%) of the Loans Outstanding.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

“Restricted Payments” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any member of the Consolidated Group or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other Equity Interest, or on account of any return of capital to such member’s stockholders, partners or members (or the equivalent.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” shall mean the United States Securities and Exchange Commission, or any successor thereto.

“Senior Preferred Stock” shall mean the Series A Senior Preferred Stock of Ventas.

“Senior Preferred Stock Offering” shall have the meaning given to such term in the Recitals to this Credit Agreement.

“Subordinated Indebtedness” shall mean Indebtedness of the Borrower or any Guarantor that is by its terms subordinated in right of payment to the Obligations of the Borrower and such Guarantor, as applicable, including the Senior Subordinated Notes.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity the accounts of which are consolidated with the accounts of such Person in such Person’s consolidated financial statements prepared in accordance with GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Sub Trust” shall have the meaning given to such term in the Recitals to this Credit Agreement.

“Sunrise” shall have the meaning given to such term in the Recitals to this Credit Agreement.

“Sunrise Acquisition” shall have the meaning given to such term in the Recitals to this Credit Agreement.

“Sunrise Debentures” shall mean the Cdn$50,000,000 aggregate principal amount of Sunrise REIT’s Series 2006-1 6.40% convertible unsecured subordinated debentures due December 31, 2001 and the Cdn$88,000,000 aggregate principal amount of Sunrise REIT’s 2006-2 7.00% convertible extendible unsecured subordinated debentures due December 31, 2011, in each case as in effect on the date hereof.

“Sunrise Purchase Agreement” shall have the meaning given to such term in the Recitals to this Credit Agreement.

“Sunrise REIT” shall have the meaning given to such term in the Recitals to this Credit Agreement.

“Support Obligations” shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support for, any Indebtedness, capital lease, dividend or other monetary obligation (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Support Obligation shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Support Obligation is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Support Obligation, whichever is less. The term “Support Obligations” shall not include any Excluded Indebtedness.

“Syndication Agent” shall mean Citigroup Global Markets Inc. in its capacity as syndication agent.

“Synthetic Lease” shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Take-Out Notes” shall mean unsecured notes or debentures of the Borrower, that may be issued by the Borrower after the Closing Date to refinance Indebtedness outstanding under this Credit Agreement.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Committed Amount” shall mean the aggregate amount of Commitments and Loans set forth on Schedule 1.1, as such amount may be reduced from time to time in accordance with the terms hereof.

“Transactions” shall have the meaning given to such term in the Recitals to this Credit Agreement.

“Treasury Management Agreement” shall mean any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

“UAP Property” shall mean any real property asset located in the United States owned or leased by a Domestic Credit Party:

(a) that constitutes or is used as a skilled nursing home center, hospital, personal healthcare facility, assisted living facility, independent living facility, medical office building, continuum of care facility, life care facility, sheltered care facility, seniors housing, seniors living facility or other property customarily constituting an asset of a REIT specializing in healthcare or seniors housing property;

(b) that is more than ninety percent (90%) owned by a Credit Party which ownership is either (i) fee simple or (ii) a long-term ground leasehold approved by the Administrative Agent such approval not to be unreasonably withheld;

(c) that is free from material environmental problems as represented in Section 4.14 (without the need for environmental reports or other related information except upon request by the Administrative Agent), or, in the alternative, such environmental problems are the subject of environmental indemnities from a credit-worthy party in form and amount reasonably acceptable to the Administrative Agent such approval not to be unreasonably withheld or is otherwise a Covered Liability;

(d) that is (i) leased to or managed by Kindred, Brookdale or any other tenant or operator of any Property owned or leased by a Credit Party as of April 26, 2006, (ii) leased to or managed by another acceptable third party operator or tenant on market terms or otherwise acceptable to the Administrative Agent, or (iii) operated by a member of the Consolidated Group;

(e) with respect to which no base rent payments owing in respect thereof are more than sixty (60) days past due; and

(f) that is not encumbered by any mortgage, deed of trust, lien, pledge, encumbrance or other security interest to secure Funded Debt (other than any Permitted Lien that does not secure Funded Debt).

“UCC” shall mean the Uniform Commercial Code as in effect in the state of New York at the relevant time.

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“UPREIT” shall have the meaning given to such term in the Recitals to this Credit Agreement.

“Ventas” shall have the meaning given to such term in the initial paragraph of this Credit Agreement, and its permitted successors.

SECTION 1.2. Accounting Terms.

(a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared in accordance with GAAP. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 (or, prior to the delivery of the first financial statements pursuant to Section 6.1, consistent with the annual audited financial statements referenced in Section 4.6 hereof); provided, however, if (i) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) the Administrative Agent or the Required Lenders shall so object in writing within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made. Any other prorations utilized by the Borrower in making any calculation under this Credit Agreement shall be subject to the approval of the Administrative Agent in its sole discretion.

(b) Determinations of (i) Consolidated EBITDA and Consolidated Gross Asset Value and (ii) compliance with the financial covenants hereunder shall be made on a Pro Forma Basis.

SECTION 1.3. [Intentionally Omitted].

SECTION 1.4. Other Interpretive Provisions.

With reference to this Credit Agreement and each other Fundamental Document, unless otherwise specified herein or in such other Fundamental Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Fundamental Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import when used in any Fundamental Document, shall be construed to refer to such Fundamental Document in its entirety and not to any particular provision thereof, (iv) all references in a Fundamental Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Fundamental Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning, and (vii) the words “unreasonably withheld” mean “unreasonably withheld or delayed”.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c) Section headings herein and in the other Fundamental Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Fundamental Document.

ARTICLE II

THE LOANS

SECTION 2.1. Commitments and Loans.

(a) Loans. Subject to the terms and conditions of this Credit Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Lenders hereby agree to lend to the Borrower on the Closing Date $530.0 million in the aggregate (together, the “Loans”), each such Lender severally committing to lend the amount set forth next to such Lender’s name on Schedule 2.1. Each Lender’s commitments to make Loans to the Borrower pursuant to this Section 2.1 are herein called individually, a

“Commitment” and collectively, the “Commitments”. Such Loans (i) shall be made on the Closing Date, (ii) except as otherwise set forth herein, shall at the option of the Borrower be incurred and maintained as Eurodollar Rate Loans or Base Rate Loans, (iii) may and shall be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iv) shall not exceed for any Lender the Commitment of such Lender and (v) shall not exceed in the aggregate the Total Committed Amount on the Closing Date.

(b) One-Time Extension of Maturity Date. The Borrower may, at its option, on a one-time basis elect to extend the date of maturity of the Loans from the Initial Maturity Date to the Final Maturity Date; provided that:

(i) the Borrower shall give written notice to the Administrative Agent of its election to extend the maturity of the Loans not less than 15 days prior to the Initial Maturity Date;

(ii) No Default or Event of Default then exists or is continuing; and

(iii) the Administrative Agent shall have received payment by the Borrower of an extension fee of twenty-five basis points (0.25%) on the aggregate amount of Loans for the ratable benefit of the Lenders.

SECTION 2.2. Method of Borrowing.

(a) Loans. All Borrowings shall be made on the Closing Date upon receipt of a Loan Notice given by the Borrower to the Administrative Agent not later than (i) 11:00 a.m. (New York City time) on the third Business Day prior to the Closing Date. The Loan Notice shall be irrevocable and shall specify (i) the date of the requested Borrowing (which shall be a Business Day), (ii) the aggregate principal amount to be borrowed, (iii) the account or accounts into which the proceeds of such Loans are to be deposited and (iv) whether the Borrowing shall be comprised of Base Rate Loans, Eurodollar Rate Loans or a combination thereof, and if Eurodollar Rate Loans are requested, the Interest Period(s) therefor; provided that if in connection with such request, the Borrower shall fail to specify (1) an applicable Interest Period in the case of a Eurodollar Rate Loan, the Borrower shall be deemed to have requested an Interest Period of one (1) month or (2) the Interest Rate Type, the Borrower shall be deemed to have requested a Base Rate Loan. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Loan Notice pursuant to this Section 2.2(a), the contents thereof and such Lender’s share of any Borrowing to be made pursuant thereto. Each Lender shall make the amount of its share of the Borrowing available to the Administrative Agent in immediately available funds at the Administrative Agent’s office by not later than 1:00 p.m. (New York City time) on the Business Day specified in the Loan Notice. Upon satisfaction of the conditions set forth in Section 5.1, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with wire instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower in the Loan Notice.

(b) Maximum Number of Eurodollar Rate Loans. Loans may be comprised of no more than five (5) Eurodollar Rate Loans outstanding at any time. For purposes hereof, Eurodollar Rate Loans with separate or different Interest Periods will be considered as separate Eurodollar Rate Loans even if their Interest Periods expire on the same date.

SECTION 2.3. Interest.

(a) Subject to subsection (c) below, the Loans shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:

(i) Base Rate Loans. During such periods as the Loans shall be comprised of Base Rate Loans, the Adjusted Base Rate; and

(ii) Eurodollar Rate Loans. During such periods as the Loans shall be comprised of Eurodollar Rate Loans, the Adjusted Eurodollar Rate.

(b) Accrual of Interest. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

(c) Legal Maximum. Anything in this Credit Agreement or in any Note to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum rate permitted by applicable Laws.

(d) Computations of Interest and Fees. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days, except with respect to computation of interest on Base Rate Loans determined by reference to the Prime Rate, which shall be calculated based on a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

SECTION 2.4. Payments; Evidence of Indebtedness.

(a) Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date, unless previously accelerated pursuant to Article VIII, the entire principal balance of all Loans, together with accrued but unpaid interest, fees and all other sums due with respect thereto.

(b) Evidence of Indebtedness. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) Register. The Administrative Agent shall maintain the Register in accordance with Section 12.6(c), including a record of (i) the amount of each outstanding Loan hereunder, the Interest Rate Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) No Effect on Obligations. The entries made in the accounts maintained pursuant to subsection (b) or (c) of this Section 2.4 shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and the other Obligations in accordance with the terms of this Credit Agreement.

(e) Notes. Upon request by any Lender, such Lender’s Loan shall be evidenced by a Note.

(f) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuation of an Event of Default, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Fundamental Documents in connection therewith) shall be paid over or delivered as follows:

FIRST, to the payment of all unreimbursed costs and expenses (including reasonable attorneys’ fees and expenses, excluding the allocated cost of internal counsel) of the Administrative Agent which are payable by the Borrower or any of the other Credit Parties pursuant to this Credit Agreement and any fees owed to the Administrative Agent by the Borrower or any of the other Credit Parties pursuant to this Credit Agreement;

SECOND, to the payment of all unreimbursed costs and expenses of the Lenders which are payable by the Borrower or any of the other Credit Parties under the Fundamental Documents;

THIRD, to the payment of all fees owed to the Lenders by the Borrower or any of the other Credit Parties pursuant to this Credit Agreement;

FOURTH, to the payment of accrued but unpaid interest on the Loans;

FIFTH, to the payment of the principal outstanding balance of the Loans;

SIXTH, to the payment of the remainder of the Obligations or any other amounts then due and owing under this Credit Agreement or any other Fundamental Document; and

SEVENTH, to the payment of the surplus, if any, to the Borrower or to whoever else may be lawfully entitled to receive such surplus under any applicable court order.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) except as otherwise provided, the Lenders shall receive amounts to be applied pursuant to clauses SECOND, THIRD, FOURTH and FIFTH above, ratably first, between the Lenders, in accordance with the relative proportion of Obligations outstanding and second, pro rata among the Lenders based on their respective Commitment Percentage.

SECTION 2.5. Administrative Fees.

The Borrower agrees to pay to the Administrative Agent any and all other fees not expressly covered hereunder on the dates and in the amounts set forth in the Administrative Agent Fee Letter.

SECTION 2.6. Termination of Commitments and Optional Prepayment of Loans.

(a) Commitment Termination. Unless previously terminated, the Commitments shall terminate at the Closing Date.

(b) Optional Prepayment of Loans. Subject to the terms of Section 3.5, the Borrower shall have the right at its option at any time and from time to time to prepay any of the Loans hereunder in whole or in part, without premium or penalty; provided that (i) any such prepayment of a Base Rate Loan, in whole or in part, shall be (A) received not later than 11:00 a.m. (New York City time) on the Business Day that is the date of such prepayment, (B) in the principal amount of $500,000 or such greater amount which is an integral multiple of $250,000 if prepaid in part, and (C) accompanied by a Notice of Prepayment, and (ii) any such prepayment of a Eurodollar Rate Loan, in whole or in part, shall be (A) received not later than 11:00 a.m. (New York City time) on the Business Day that is the date of such prepayment, (B) in the principal amount of $1,000,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, and (C) accompanied by a Notice of Prepayment. Each Notice of Prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay each such Loan in the amount and on the date stated therein.

(c) Any prepayments pursuant to this Section 2.6 not otherwise specifically provided for in this Section 2.6, shall be applied as provided in Section 2.4(f).

(d) All prepayments of Loans under this Section 2.6 shall, as regards Interest Rate Type, be applied first to Base Rate Loans, and then to Eurodollar Rate Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e., those Eurodollar Rate Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later).

(e) All prepayments under this Section 2.6 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

SECTION 2.7. Mandatory Prepayments of Loans.

(a) If at any time Ventas, the Borrower or any of the Guarantors shall issue any Take-Out Notes or otherwise incur any Indebtedness for borrowed money in excess of $10,000,000 (other than (i) Indebtedness incurred under the Existing Credit Agreement for working capital purposes and (ii) Indebtedness the proceeds of which are applied within three Business Days to refinance Indebtedness for borrowed money in excess of $10,000,000 and maturing prior to the Initial Maturity Date, or if the date of maturity of the Loans is extended pursuant to Section 2.1(b), prior to the Final Maturity Date), then 100% of the Net Prepayment Proceeds thereof shall be applied in accordance with subsections (c), (d) and (e) to the repayment of the Loans within one Business Day of the receipt of such Net Prepayment Proceeds.

(b) If at any time Ventas shall issue any Capital Stock (or any securities convertible into or exchangeable for Capital Stock or any warrants, rights or options to acquire Capital Stock) in an Equity Transaction, or if Ventas receives a capital contribution in excess of $10,000,000, then 100% of the Net Prepayment Proceeds thereof shall be applied in accordance with subsections (c), (d) and (e) to the repayment of the Loans within one Business Day of the receipt of such Net Prepayment Proceeds.

(c) The Borrower shall deliver a Notice of Prepayment to the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Loan, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of a Base Rate Loan, not later than 12:00 p.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that a notice may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to 12:00 noon New York City time, on the specified date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13, except in the case of partial prepayment of Base Rate Loans, which interest shall be payable on the next scheduled interest payment date.

(d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the relevant Notice of Prepayment pursuant to paragraph (c) of this Section.

(e) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.7, but for the operation of this Section 2.7(e) (each, a “Prepayment Date”), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of Base Rate Loans which are of the type required to be prepaid, and no Default or Event of Default exists or is continuing, then on such Prepayment Date, (i) the Borrower may at, its option, deposit Dollars into the Cash Collateral Account in an amount equal to such excess, and only the outstanding Base Rate Loans which are of the type required to be prepaid shall be required to be prepaid on such Prepayment Date and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Rate Loan which is of the type required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Cash Collateral Account (and liquidate investments held in the Cash Collateral Account, as necessary) to prepay such Eurodollar Rate Loans for which the Interest Period is then ending to the extent funds are available in the Cash Collateral Account; provided that the Borrower may at any time direct that the funds from the Cash Collateral Account be applied to make the associated payment required by Section 2.7.

SECTION 2.8. Default Interest.

(a) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by applicable Laws, on all Loans and overdue amounts outstanding up to (but not including) the date of actual payment of such Loan or overdue amount (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Rate Loan, at two percent (2%) in excess of the rate then in effect for each such Eurodollar Rate Loan (it being understood by the parties hereto that no Eurodollar Rate Loan may be continued into a subsequent Interest Period and no Base Rate Loan may be converted to a Eurodollar Rate Loan, at any time when an Event of Default shall have occurred and then be continuing unless the Administrative Agent and the Required Lenders otherwise consent), (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Rate Loan and for all Base Rate Loans, at two percent (2%) in excess of the rate then in effect for Base Rate Loans of the same type and (iii) for all other overdue amounts hereunder, at two percent (2%) in excess of the rate then in effect for Base Rate Loans; provided, however, that if an Event of Default is waived by the applicable Lenders in accordance with the terms of this Credit Agreement, then the provisions of this Section 2.8(a) shall also be deemed waived from and after the effective date of the applicable waiver.

(b) In the event, and on each occasion, that on or before the day on which the Eurodollar Rate for a Eurodollar Rate Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from any Lender of such Lender’s determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such Lender’s Eurodollar Rate Loan are not generally available in the London interbank market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender’s Eurodollar Rate Loan during the applicable Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination by such Lender or the Administrative Agent to the Borrower and the Lenders and any request by the Borrower for a Eurodollar Rate Loan pursuant to Section 2.2 or conversion to or continuation as a Eurodollar Rate Loan pursuant to Section 2.9, made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be deemed to be a request for a Base Rate Loan; provided, however, that in the circumstances described in clause (i) above, such deemed request shall only apply to the affected Lender’s portion thereof.

SECTION 2.9. Continuation and Conversion of Loans.

The Borrower shall have the right, at any time, (i) to convert any Eurodollar Rate Loan or portion thereof to a Base Rate Loan, (ii) to continue any Eurodollar Rate Loan for a successive Interest Period, or (iii) to convert any Base Rate Loan or portion thereof to a Eurodollar Rate Loan, subject to the following:

(a) at least three (3) Business Days prior to any conversion or continuation hereunder, the Borrower shall deliver to the Administrative Agent written notice with respect thereto in the form of a Loan Notice (or by telephonic notice promptly confirmed in writing); such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 11:00 a.m. (New York City time);

(b) unless the Administrative Agent and the Required Lenders otherwise consent, no Default or Event of Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan into a subsequent Interest Period;

(c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Rate Loans as part of the same continuation or conversion, shall be in a minimum amount of $1,000,000 or in such greater amount which is an integral multiple of $100,000;

(d) if fewer than all Loans of a particular type at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the applicable Lenders in accordance with the respective principal amount of such Loans held by the applicable Lenders immediately prior to such continuation or conversion;

(e) no Base Rate Loan (or portion thereof) may be converted to a Eurodollar Rate Loan and no Eurodollar Rate Loan may be continued as a Eurodollar Rate Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than five (5) separate Eurodollar Rate Loans would be outstanding hereunder with respect to a Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Eurodollar Rate Loans even if made on the same date);

(f) the Interest Period with respect to a new Eurodollar Rate Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

(g) if a Eurodollar Rate Loan is converted to a Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 3.5 shall be paid upon such conversion; and

(h) each request for a continuation as, or conversion to, a Eurodollar Rate Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.

Subject to the foregoing, in the event that the Borrower shall not give notice to continue or convert any Eurodollar Rate Loan as provided above, such Loan (unless repaid) shall automatically be converted to a Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

SECTION 2.10. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Commitment Percentage

(or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 11:00 a.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to 2:00 p.m. (New York City time) on the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 12.4(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 12.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 12.4(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.11. [Intentionally Omitted].

SECTION 2.12. [Intentionally Omitted].

SECTION 2.13. Pro Rata Treatment.

Except to the extent otherwise provided herein:

(a) Loans. Each payment or prepayment of the principal of the Loans, each reduction of the Loans Outstanding and each continuation or conversion of Loans shall be allocated pro rata among the Lenders according to their respective Commitment Percentage; and

(b) Advances.

(i) No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a Borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

(ii) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(A) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

(B) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this Section 2.13(b)(ii)(B) shall be conclusive, absent manifest error.

SECTION 2.14. Sharing of Payments.

(a) Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(b) Lenders and Administrative Agent. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 3.1. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of a Credit Party hereunder or under any other Fundamental Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if a Credit Party shall be required by applicable Laws to withhold or deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required withholdings or deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) such Credit Party shall make such withholdings or deductions and (iii) such Credit Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by the Administrative Agent, or such Lender, as the case may be, and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Fundamental Document, shall to the extent it is legally entitled to do so deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that, with respect to any withholding tax imposed by any jurisdiction other than the United States, a Foreign Lender shall not be required to provide any documentation if such Foreign Lender reasonably determines that doing so would be materially disadvantageous to such Lender. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall to the extent it is legally entitled to do so deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN, or

(iv) any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower to determine the withholding or deduction required to be made.

Each Lender shall promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction. Additionally, the Borrower shall deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender reasonably shall have requested in writing, on or prior to the Closing Date, and promptly thereafter, on the written request therefor, such documents and forms required by any relevant taxing authorities under the applicable Laws of any jurisdiction, duly executed and completed by the Borrower, as are reasonably required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Fundamental Documents, with respect to such jurisdiction.

(f) Treatment of Certain Refunds. If the Administrative Agent, or any Lender determines, in good faith in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event that the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 3.2. Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 3.3. Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any applicable request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.4. Increased Cost; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii) subject any Lender to any Tax of any kind whatsoever with respect to this Credit Agreement, or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (all except for Indemnified Taxes or Other Taxes covered by Section 3.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender of participating in, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) in each case by or in an amount which such Lender in its sole judgment shall deem material, then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), by an amount deemed by such Lender in its sole judgment to be material then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered to the extent attributable to this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto; provided that the Borrower shall not be liable to any Lender in respect of any such reduction with respect to any period of time more than three (3) months before the Borrower receives from such Lender the certificates required by the first sentence of Section 3.4(c).

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower in detail sufficient to allow the Borrower to verify the computation thereof shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than three (3) months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three (3) month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.5. Compensation for Losses.

Upon delivery of a certificate, as hereinafter provided by any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 12.14,

including any loss or expense arising form the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other Borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Each Lender shall deliver to the Administrative Agent as soon as reasonably practicable but in no event more than thirty (30) Business Days after (x) in the case of a prepayment or conversion prior to the last day of the Interest Period for a Eurodollar Rate Loan, the date of such prepayment or conversion of such Loan or (y) in the case of a failure to borrow, continue or convert, the last day of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, a certificate setting forth the amount of such loss and expenses (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificate shall be conclusive absent manifest error. Promptly after the end of such period of thirty (30) Business Days, the Administrative Agent shall notify the Borrower of all certificates received by it during such period and shall deliver to the Borrower copies of all certificates received by the Administrative Agent from the Lenders. The Borrower shall pay each Lender timely delivering a certificate under this Section 3.5 the amount shown on the applicable certificate delivered by such Lender on the next Interest Payment Date which is at least five (5) Business Days following the Borrower’s receipt of such certificate.

SECTION 3.6. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, the Borrower may replace such Lender in accordance with Section 12.14.

SECTION 3.7. Survival Losses.

All of the Borrower’s obligations under this Article III shall survive termination of this Credit Agreement and repayment of all Obligations hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

In order to induce the Administrative Agent and the Lenders to enter into this Credit Agreement and to make the Loans, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Administrative Agent and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of any Notes evidencing any of the Loans hereunder and the making of the Loans:

SECTION 4.1. Existence and Power.

(a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect. Ventas is the sole general partner of the Borrower. Schedule 4.1(a) contains a true and complete list of all of the limited partners of the Borrower as of the Closing Date.

(b) Ventas is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect.

(c) Each Credit Party acquired or created after the Closing Date shall be a corporation, limited liability company, limited partnership, general partnership or business trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and shall be qualified to do business and shall be in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect.

(d) Each of the Credit Parties has the partnership, company or corporate, as the case may be, power and authority (i) to own its respective properties and carry on its respective business as now being, or as now intended to be, conducted where the failure to do so is reasonably likely to have a Material Adverse Effect, (ii) to execute, deliver and perform, as applicable, its obligations under the Fundamental Documents to which it is or will be a party; and (iii) in the case of the Borrower, to execute, deliver and perform its obligations under this Credit Agreement and any Notes evidencing any of the Loans hereunder and to borrow hereunder; and in the case of the Guarantors, to guaranty the Obligations as contemplated by Article IX.

(e) Ventas has the corporate power and authority as the Borrower’s general partner, on behalf of the Borrower, to execute, deliver and perform the obligations of the Borrower under the Fundamental Documents (including this Credit Agreement and any notes evidencing any of the Loans hereunder) and any other documents contemplated hereby or thereby to which the Borrower is or will be a party; and to cause the Borrower to borrow hereunder.

SECTION 4.2. Authority and No Violation.

Except as set forth in Schedule 4.2, the execution, delivery and performance of this Credit Agreement, the other Fundamental Documents to which it is a party and the Sunrise Purchase Agreement, by each Credit Party and by the Borrower’s general partner, Ventas, on behalf of the Borrower, and, in the case of the Borrower, the Borrowings hereunder and the execution, delivery and performance of the Notes evidencing any of the

Loans hereunder and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article IX, (i) have been duly authorized by all necessary company, partnership or corporate (as applicable) action on the part of each such Credit Party, (ii) will not constitute a violation of any provision of applicable Laws or any order of any Governmental Authority applicable to such Credit Party or any of its respective properties or assets, (iii) will not violate any provision of the Organizational Documents of any Credit Party or any Subsidiary of a Credit Party, or any provision of any material indenture, agreement, bond, note, mortgage, deed of trust, or other similar instrument to which such Credit Party is a party or by which such Credit Party or any of its respective properties or assets are bound or to which such Credit Party is subject, (iv) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note, mortgage, deed of trust, or other instrument, and (v) will not result in the creation or imposition of (or the obligation to create or impose) any Lien whatsoever upon any of the properties or assets of any of the Credit Parties or any Subsidiary of a Credit Party other than pursuant to this Credit Agreement, the other Fundamental Documents and the Sunrise Purchase Agreement.

SECTION 4.3. Governmental Approval; Other Consents.

All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority or any other Person necessary or required in connection with the execution, delivery and performance by any Credit Party or Ventas (as the Borrower’s general partner on behalf of the Borrower) of this Credit Agreement, the other Fundamental Documents and the Sunrise Purchase Agreement to which it is a party, and the execution and delivery by the Borrower of any Notes evidencing any of the Loans hereunder, have been duly obtained or made, and are in full force and effect.

SECTION 4.4. Binding Agreements.

Each Credit Party has duly executed and delivered this Credit Agreement, each other Fundamental Document and the Sunrise Purchase Agreement to which it is a party. Each of this Credit Agreement, the other Fundamental Documents and the Sunrise Purchase Agreement constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject to general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

SECTION 4.5. No Material Adverse Effect.

Since December 31, 2005, there has been no event or circumstance that has had a Material Adverse Effect.

SECTION 4.6. Financial Information.

The audited, consolidated balance sheet of the Consolidated Group at December 31, 2006, together with the related statements of income, stockholders’ equity and cash flows and the related notes and supplemental information, in the forms which have previously been delivered to the Lenders, have been prepared in accordance with GAAP consistently applied, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present, in accordance with GAAP, the consolidated financial position and the results of operations, as the case may be, of the Consolidated Group, at the dates or for the periods indicated.

SECTION 4.7. Credit Parties.

Attached hereto as Schedule 4.7 is a correct and complete list as of the Closing Date, of each Credit Party (and each Subsidiary of a Credit Party who is not otherwise a Credit Party) showing, as to each, (i) its name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) in the case of a Credit Party which is a corporation, its authorized capitalization, the number of shares of its Capital Stock outstanding and in the case of a Credit Party other than Ventas, the ownership of such Capital Stock, (iv) in the case of a Credit Party which is a limited partnership, the general partners and limited partners of such Credit Party and the ownership of its partnership interests, and (v) in the case of a Credit Party which is a limited liability company, the members of such Credit Party and the ownership of its limited liability company interests.

SECTION 4.8. Litigation; Judgments.

Except for litigation for which a Credit Party has been fully indemnified and such indemnity remains in full force and effect and has not been cancelled or terminated, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including matters relating to environmental liability) nor, to the best of each Credit Party’s knowledge, any investigation by any Governmental Authority of the affairs of, or threatened action, suit or other proceeding against or affecting, any Credit Party, any Subsidiary of a Credit Party or of any of their respective properties or rights which either (A) could reasonably be expected to have a Material Adverse Effect, or (B) relate to this Credit Agreement, or any Loans hereunder. No Credit Party and no Subsidiary of a Credit Party is in default, beyond any applicable cure period, with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default could reasonably be expected to have a Material Adverse Effect.

SECTION 4.9. Federal Reserve Regulations.

No Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

SECTION 4.10. Investment Company Act.

No Credit Party is, or will during the term of this Credit Agreement be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

SECTION 4.11. Taxes.

Each Credit Party and each Subsidiary of a Credit Party has filed or caused to be filed all United States federal tax returns, state income tax returns and other material tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes (including in its capacity as a withholding agent) that have become due and payable or are the subject of any assessment received by them, except as permitted by Section 6.4. No Credit Party knows of any material deficiencies, claims, or assessments which have not been disclosed to the Administrative Agent or reserved for on Ventas’ financial statements. In the reasonable, good faith opinion of the Credit Parties, the charges, accruals and reserves on the books of the Credit Parties and their Subsidiaries in respect of taxes or other governmental charges are adequate.

No Credit Party or any Subsidiary of a Credit Party has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4, except in such instances where such participation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.12. Compliance with ERISA.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

SECTION 4.13. Disclosure.

Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Administrative Agent, or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Credit Parties or their Subsidiaries or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 4.14. Environmental Matters.

Each Credit Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Laws on its respective business, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.15. Compliance with Laws.

Each Credit Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.16. No Default.

No Default or Event of Default exists under or with respect to any Fundamental Document.

SECTION 4.17. REIT Status.

Ventas is qualified to be taxed as a REIT for income tax purposes under the Code.

SECTION 4.18. Solvency.

Immediately after giving effect to the Loans made on the Closing Date, (a) the fair value of the assets of the Credit Parties, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Credit Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (c) no Credit Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 4.19. Use of Proceeds.

The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 6.11.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.1. Conditions Precedent to the Effectiveness of This Credit Agreement.

The effectiveness of this Credit Agreement is subject to the satisfaction in full or waiver by the Required Lenders of the following conditions precedent:

(a) Credit Agreement. The Administrative Agent shall have received executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of the Administrative Agent, all of the Credit Parties and all of the Lenders.

(b) Supporting Documents of the Credit Parties. The Administrative Agent shall have received:

(i) copy of the Certificate of Limited Partnership of the Borrower, certified as of a recent date by the Secretary of State (or other appropriate governmental official) of Delaware;

(ii) a copy of the articles of incorporation or certificate of organization or formation of each Credit Party, (x) with respect to the Borrower and Ventas, certified within thirty (30) days by the Secretary of State (or other appropriate governmental official) of Delaware, together with a certification by an Authorized Officer that there have been no changes since the date of such certification by such Secretary of State (or other appropriate governmental official) and such documents remain true, complete and in effect as of the Closing Date, (y) with respect to Ventas Capital Corporation, Ventas LP Realty, L.L.C., ElderTrust, Elder Trust Operating Limited Partnership, PSLT GP, LLC, PSLT OP, L.P., PSLT-ALS Properties I, LLC, PSLT-ALS Properties Holdings, LLC, PSLT-BLC Properties Holdings, LLC, Ventas Finance I, Inc. and Ventas Provident, LLC, certified within the past six (6) months by the Secretary of State (or other appropriate governmental official) of the jurisdiction of incorporation, organization or formation, together with a certification by an Authorized Officer that there have been no changes since the date of such certification by such Secretary of State (or other appropriate governmental official) and such documents remain true, complete and in effect as of the Closing Date or (z) with respect to each Guarantor (other than those identified in clauses (x) and (y) above), certified by an Authorized Officer of each such Guarantor that such documents are true, complete and in effect as of the Closing Date;

(iii) certificates of good standing or the equivalent for each Credit Party from (A) its jurisdiction of incorporation, organization or formation and (B) any other jurisdiction reasonably requested by the Administrative Agent;

(iv) a certificate or certificates of the Secretary or Authorized Officer of each Credit Party, dated as of the Closing Date and certifying, respectively, (A) that attached thereto is a true and complete copy of resolutions adopted by Ventas’ Board of Directors authorizing the Borrowings by the Borrower, the Guaranty hereunder by Ventas and Guarantors named therein and the execution, delivery and performance by the Borrower and the Guarantors named therein in accordance with, the respective terms of this Credit Agreement, the other Fundamental Documents to which it is or will be a party and any other documents required or contemplated hereunder or thereunder and further certifying that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors, Board of Managers or Board of Trustees, as applicable, of each Guarantor (other than those Guarantors whose resolutions are certified pursuant to clause (A) above), or each entity acting on behalf of such Guarantors, as applicable, authorizing the Guaranty hereunder by each such Guarantor to which such resolutions respectively relate and the execution, delivery and performance by each such Guarantor in accordance with the respective terms of this Credit Agreement, and further certifying that such resolutions have not been amended, rescinded or supplemented and are currently in effect and (C) as to the incumbency and specimen signature of each officer of Ventas and each other Credit Party, or each entity acting on behalf of such Credit Party, executing this Credit Agreement, the Notes (on behalf of the Borrower), the other Fundamental Documents or any other document delivered in connection herewith or therewith on behalf of Ventas or on behalf of Ventas as the Borrower’s general partner on behalf of the Borrower (such certificate to contain a certification by another officer of Ventas as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

(v) such additional closing documents relating to the Borrower, Ventas, or any other Credit Party as the Administrative Agent or its counsel or any Lender may reasonably request.

(c) Opinion of Counsel. The Administrative Agent shall have received the written opinions of (i) T. Richard Riney, internal general counsel to the Credit Parties, with respect to the authorization, execution and delivery of the Fundamental Documents and certain other matters, and (ii) Wachtell, Lipton, Rosen & Katz, counsel to the Credit Parties, with respect to enforceability of this Credit Agreement and the Notes and certain other matters, each dated as of the Closing Date and addressed to the Administrative Agent and the Lenders, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent and to Cahill Gordon & Reindel LLP, counsel to the Administrative Agent.

(d) Notes. The Administrative Agent shall have received appropriate Notes in favor of each Lender that has requested a Note, each duly executed on behalf of the Borrower, dated the date hereof and payable to the order of such Lender in the principal amount equal to such Lender’s Loans.

(e) Payment of Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and owing pursuant to the Fee Letter, which amounts shall be non-refundable under all circumstances. All out-of-pocket expenses incurred by the Joint Lead Arrangers and Administrative Agent in connection with this Credit Agreement or the transactions contemplated hereby and by the other Fundamental Documents, including all statements presented for reasonable fees and disbursements of any financial, accounting or valuation advisors or special counsel retained by the Administrative Agent (including, but not limited to Cahill Gordon & Reindel LLP, counsel to the Administrative Agent), shall have been paid by the Borrower.

(f) Closing Certificate. The Administrative Agent shall have received a closing certificate signed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 5.1(f).

(g) Notice. The Administrative Agent shall have received a Loan Notice with respect to such Borrowing as required by Section 2.2, duly completed and executed by an Authorized Officer of the Borrower.

(h) Consummation of Sunrise Acquisition. The Sunrise Acquisition shall have been consummated substantially concurrently with the Borrowings hereunder in all material respects in accordance with the Sunrise Purchase Agreement and the other documentation related to the Sunrise Acquisition without giving effect to any amendments or waiver thereto that are materially adverse to the Lenders without the consent of the Joint Lead Arrangers (which consent shall not be unreasonably withheld or delayed).

(i) Refinancing. Ventas shall have effected the Refinancing. All liens in respect of the Existing Indebtedness shall have been released, and the Joint Lead Arrangers shall have received evidence thereof satisfactory to the Joint Lead Arrangers and a “pay-off” letter or letters reasonably satisfactory to the Joint Lead Arrangers with respect to the Existing Indebtedness.

(j) Government and Third Party Approval. All requisite governmental authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome condition or qualification in the reasonable judgment of the Joint Lead Arrangers) and all such approvals shall be in full force and effect, all applicable waiting periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing materially burdensome or materially adverse conditions on any of the Transactions or the other transactions contemplated hereby. The Transactions and the financing therefor shall be in compliance with all applicable laws and regulations to the extent noncompliance therewith would have a material adverse impact on the interests of the Lenders.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Obligations shall have been paid in full or otherwise satisfied, the Borrower will, and (except in the case of the covenants set forth in Sections 6.1, 6.2 and 6.3) will cause each of its Subsidiaries to:

SECTION 6.1. Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event not later than the earlier of (i) the date five Business Days following the date such deliveries are required by the SEC and (ii) ninety days after the end of each fiscal year of Ventas, or such later date as may be contained in any SEC filing extension (but in no event later than one hundred twenty (120) days after the end of such fiscal year), the audited, consolidated balance sheet of the Consolidated Group as at the end of such fiscal year (beginning with the fiscal year ending December 31, 2006), and the related audited, consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young or another independent registered public accounting firm of nationally recognized standing reasonably acceptable to the Required Lenders, (it being understood and agreed that the Administrative Agent shall not withhold its approval of any “Big Four” accounting firm) and shall not unreasonably withhold its approval of any other accounting firm which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event not later than the earlier of (i) the date five Business Days following the date such deliveries are required by the SEC and (ii) forty-five days after the end of each of the first three fiscal quarters of each fiscal year of Ventas (beginning with the fiscal quarter ending March 31, 2007), or such later date as may be contained in any SEC Filing extension (but in no event later than sixty (60) days after the end of such fiscal quarter) the unaudited, consolidated balance sheet of the Consolidated Group as at the end of, and the related unaudited consolidated statements of income for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for the corresponding period, in the preceding fiscal year, together with a certificate signed by an Authorized Officer of Ventas, on behalf of Ventas, to the effect that such financial statements, while not examined by an independent registered public accounting firm, reflect, in the opinion of Ventas, all adjustments necessary to present fairly the financial position of the Consolidated Group as at the end of the fiscal quarter and the results of operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.2(e), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

SECTION 6.2. Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), (beginning with the fiscal quarter ending March 31, 2007), a duly completed Compliance Certificate signed by an Authorized Officer of Ventas (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenants contained herein, (ii) certifying that to such officer’s knowledge, after due inquiry, no Default or Event of Default exists as of the date thereof (or the nature and extent thereof and proposed actions with respect thereto) and (iii) including a summary of all material changes in GAAP and in the consistent application thereof, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants before and after giving effect to such changes;

(b) as soon as available, but in any event simultaneously with the delivery of the statements referred to in subsection (a) of Section 6.1 for each fiscal year of Ventas, financial projections on an annual basis for the coming fiscal year prepared by management Ventas for the Consolidated Group, in form reasonably satisfactory to the Administrative Agent; provided that such projections shall be required no more than once per fiscal year of Ventas;

(c) [Intentionally Omitted];

(d) promptly after their becoming available, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements that the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f) promptly, and in any event within five Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof; and

(g) promptly, such additional information regarding the business, financial or corporate affairs of any Credit Party or any Subsidiary of a Credit Party, or compliance with the terms of the Fundamental Documents, as the Administrative Agent or any Lender may from time to time reasonably request (without requiring the Borrower to incur unreasonable costs to gather such information).

Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Ventas posts such documents, or provides a link thereto on Ventas’ website on the Internet at the website address listed on Schedule 12.2; or (ii) on which such documents are posted on Ventas’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.2(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Credit Parties hereby acknowledge that the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, the “Credit Party Materials”) by posting the Credit Party Materials on IntraLinks or another similar electronic system (the “Platform”) and that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Lender”). The Credit Parties hereby agree that (1) all Credit Party Materials that do not contain material non-public information with respect to the Credit Parties that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof); (2) by marking the Credit Party Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Credit Party Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Credit Parties or their securities for purposes of United States federal and state securities laws; (3) all Credit Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (4) the Administrative Agent shall be entitled to treat any Credit Party Materials that are not designated “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public”. The Administrative Agent, and the Lenders shall take reasonable steps to preserve the confidentiality of all such non-public Credit Party Materials in accordance with the provisions of this Section 6.2.

SECTION 6.3. Notification.

Promptly notify the Administrative Agent:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by Ventas or any of its Subsidiaries; and

(e) of any announcement by Moody’s or S&P of any change or possible change in a Debt Rating.

Each notice pursuant to this Section 6.3 shall be accompanied by a statement of an Authorized Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Credit Agreement and any other Fundamental Document that have been breached.

SECTION 6.4. Payment of Obligations.

Pay and discharge as the same shall become due and payable, all of its obligations and liabilities, including (a) all taxes, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims that, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, in each case where failure to do so would not reasonably expected to have a Material Adverse Effect.

SECTION 6.5. Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under applicable Laws of the jurisdiction of its organization (except in connection with a transaction permitted by Section 7.4, 7.5 or 7.7 or to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect); (b) take all commercially reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

SECTION 6.6. Maintenance of Properties.

(a) Maintain, preserve and protect or make contractual or other provisions to maintain, preserve or protect all of its material Property and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) make, or make contractual or other provisions to cause to be made, all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

SECTION 6.7. Maintenance of Insurance.

Maintain, or use reasonable efforts to cause the tenants under the leases to maintain, with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons or as is otherwise permitted in the applicable leases.

SECTION 6.8. Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.9. Books and Records.

Maintain or cause to be maintained proper books of record and account, in which true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

SECTION 6.10. Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies and abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired for the purpose of verifying any report delivered by the Borrower pursuant to this Credit Agreement or for otherwise ascertaining compliance with any Fundamental Document, upon reasonable advance notice to the Borrower and subject to the terms and provisions of any leases or other agreements regarding the properties; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice but subject to the terms and provisions of any leases or other agreements regarding the properties.

SECTION 6.11. Use of Proceeds.

Use the proceeds from the Loans to finance, in part, the Sunrise Acquisition and the Refinancing, and to pay transaction fees, commissions and expenses in connection therewith.

SECTION 6.12. Withdrawal or Addition of UAP Properties.

The Borrower may add and withdraw Properties from the pool of UAP Properties without the consent of the Administrative Agent; provided that (i) in the case of addition of a Property by a member of the Consolidated Group that is not a Credit Party, the owner of the Property shall have provided a fully executed Joinder Agreement, together with an officer’s certificate with copies of resolutions, applicable Organizational Documents, and favorable opinions of counsel, in each case, in substantially the form and substance as previously provided at closing of the Loan to the Administrative Agent for the other UAP Properties and the Credit Parties, and such other information about the owner of the subject Property as is required to indicate compliance with the requirements of and for a UAP Property, as may be reasonably requested by the Administrative Agent and (ii) in the case of withdrawal of a Property, the Borrower shall have given notice thereof to the Administrative Agent, together with a request to release the owner of the subject Property, where appropriate, in accordance with the provisions hereof, and (iii) in any such case, the Borrower shall have delivered to Administrative Agent a Borrowing Base Certificate reflecting the addition or withdrawal of the subject Property.

In the case of withdrawal of a subject Property from the pool of UAP Properties entitling the owner of the subject Property to a release from its Guaranty hereunder, the Administrative Agent shall acknowledge (in writing delivered to the Borrower upon written request of the Borrower) withdrawal of the subject Property and release of Guaranty of the owner in respect thereof (excepting a situation where an Event of Default shall then exist and be continuing, or where withdrawal of the subject Property would cause the pool of UAP Properties to be insufficient to support the Loan Obligations then outstanding, which in either such case, the owner of the subject Property shall not be released from its Guaranty hereunder until such time as the foregoing conditions no longer exist).

SECTION 6.13. REIT Status.

Continue to meet all requirements necessary to maintain Ventas’ status as a REIT.

ARTICLE VII

NEGATIVE COVENANTS

Until the Obligations shall have been paid in full or otherwise satisfied, the Credit Parties will not, and will not permit any of their Subsidiaries to:

SECTION 7.1. Liens.

Contract, create, incur, assume or permit to exist any Lien with respect to any UAP Property other than Permitted Liens.

SECTION 7.2. Investments.

Make or permit to exist any Investments in loans to third parties, construction land purchases, development and Joint Ventures in the aggregate at any time in excess of 25% of Consolidated Gross Asset Value.

SECTION 7.3. Indebtedness.

Incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness under the Fundamental Documents;

(b) other Indebtedness; provided that immediately after giving effect to the incurrence or assumption thereof on a Pro Forma Basis, the Consolidated Group shall be in compliance with the terms of this Credit Agreement, including the financial covenants hereunder; and

(c) other Funded Debt of other members of the Consolidated Group secured by mortgage Liens; provided that such Funded Debt shall be non-recourse to members of the Consolidated Group except to the extent of the property pledged to secure such Funded Debt.

SECTION 7.4. Mergers and Dissolutions.

Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom, any Subsidiary may merge with (a) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (b) any one or more Credit Parties or other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person.

SECTION 7.5. Dispositions.

Make any Disposition of all or any substantial part of the assets of the Borrower and its Subsidiaries.

SECTION 7.6. Restricted Payments.

Neither the Borrower nor Ventas shall make, directly or indirectly, any Restricted Payment, except that:

(a) the Borrower may make cash dividend or distribution payments to Ventas for payment to its shareholders, and Ventas may make such cash dividend or distribution payments to its shareholders, of up to ninety-five percent (95%), or any such greater amount as may be required to maintain REIT status, of (x) the aggregate cumulative Funds From Operations from April 1, 2002 less (y) all restricted payments made from April 26, 2006 through the Closing Date in reliance on Section 7.6(a) of the Existing Credit Agreement;

(b) so long as no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom after giving effect thereto on a Pro

Forma Basis, the Borrower and Ventas may declare and make dividend payments or other distributions payable solely in the same class of partnership interests of the Borrower or Capital Stock of Ventas, respectively;

(c) so long as no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom after giving effect thereto on a Pro Forma Basis, the Borrower and Ventas may purchase, redeem or otherwise acquire partnership interests in the Borrower or Capital Stock of Ventas with the proceeds from a substantially concurrent issuance of new partnership interests or capital stock, respectively; and

(d) so long as no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom after giving effect thereto on a Pro Forma Basis, the Borrower may make additional distributions of cash and property to Ventas for payment or distribution to its shareholders, and Ventas may make such additional distributions of cash and property to its shareholders, in an amount not to exceed in the aggregate from April 26, 2006 (x) $40 million less (y) all restricted payments made from April 26, 2006 through the Closing Date in reliance on Section 7.6 (d) of the Existing Credit Agreement

Notwithstanding anything in this Section 7.6, the Borrower or Ventas, as applicable, may declare and make any dividend payments or other distributions in connection with the redemption of the Sunrise Debentures.

SECTION 7.7. Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Consolidated Group on the date hereof or any business substantially related or incidental thereto.

SECTION 7.8. Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Borrower (other than a Domestic Subsidiary), whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

SECTION 7.9. Burdensome Agreements.

Enter into any contractual obligation (other than this Credit Agreement or any other Fundamental Document) that limits the ability of (a) any wholly-owned Subsidiary of the Borrower (other than a Subsidiary that is a bankruptcy remote special purpose entity) to Guarantee the Indebtedness of the Borrower or (b) any Credit Party to create, incur, assume or suffer to exist Liens on UAP Property; provided, however, that this clause (b) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.3 solely to the extent any such negative pledge (i) relates to the property financed by or the subject of such Indebtedness or (ii) only requires the grant of a Lien to secure such Indebtedness if a Lien is granted by the Borrower or its Subsidiaries to secure other Indebtedness of the Borrower.

SECTION 7.10. Financial Covenants.

(a) Consolidated Total Leverage Ratio. As of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2007, permit the Consolidated Total Leverage Ratio to be greater than sixty percent (60%).

(b) Consolidated Secured Debt Leverage Ratio. As of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2007, permit the Consolidated Secured Debt Leverage Ratio to be greater than thirty percent (30%).

(c) Consolidated Unsecured Leverage Ratio. As of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2007, permit the Consolidated Unsecured Leverage Ratio to be greater than sixty percent (60%).

(d) Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2007, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.60:1.0.

(e) Consolidated Unencumbered Interest Coverage Ratio. As of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2007, permit the Consolidated Unencumbered Interest Coverage Ratio to be less than 2.0:1.0.

(f) Consolidated Adjusted Net Worth. As of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2007, permit the Consolidated Adjusted Net Worth to be less than an amount equal to the sum of (i) $900,000,000, plus (ii) eighty-five percent (85%) of Net Cash Proceeds from Equity Transactions after April 26, 2006.

SECTION 7.11. Voluntary Prepayment of Debt.

Make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Subordinated Indebtedness.

SECTION 7.12. Post-Closing Obligations.

Within ten (10) days after the Closing Date, the Borrower shall cause each of the Subsidiaries listed on Schedule 7.12 to deliver a fully executed Joinder Agreement.

ARTICLE VIII

EVENTS OF DEFAULT

In the case of the happening and during the continuance of any of the following events (each, an “Event of Default”):

(a) any representation, warranty, certification or statement made by a Credit Party in this Credit Agreement or any other Fundamental Document to which it is a party or in any statement or representation made by or on behalf of any Credit Party in any report, financial statement, certificate or other document furnished to the Administrative Agent, or any Lender pursuant to this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

(b) default shall be made in the payment of principal of any of the Loans as and when due and payable, whether at the due date thereof, by reason of maturity, mandatory prepayment, acceleration or otherwise;

(c) default shall be made in the payment of interest on the Loans, or other amounts payable to the Administrative Agent or a Lender under this Credit Agreement or any other Fundamental Document, or under the Fee Letter, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for three (3) Business Days;

(d) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in clause (a) or (b) of Section 6.3, or Article VII of this Credit Agreement, and such default shall continue unremedied for five (5) Business Days;

(e) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document (other than those covered by subsection (a), (b), (c) or (d) of this Article VIII), and such default shall continue unremedied for thirty (30) days after a Credit Party receives notice thereof from the Administrative Agent;

(f) default shall be made by any Credit Party with respect to any payment, when due, of any Material Indebtedness if the effect of such default is to accelerate the maturity of such Material Indebtedness; or any other circumstance arises or event occurs (other than the mere passage of time) by reason of which any Credit Party or any Subsidiary of a Credit Party (as applicable) is required to repurchase or offer to the holders of Material Indebtedness of any such Person, the opportunity to have repurchased, any such Material Indebtedness in full; or any such Material Indebtedness shall become or be declared to be due and payable in full prior to its stated maturity;

(g) any Credit Party or any Subsidiary of a Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party or any Subsidiary of a Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party or any Subsidiary of a Credit Party shall take any action to authorize any of the foregoing;

(h) any involuntary case, proceeding or other action against any Credit Party or any Subsidiary of a Credit Party which Subsidiary owns any UAP Property, shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days; provided that in each case such Person remains a Credit Party;

(i) final, non-appealable judgment(s) for the payment of money in excess of $25,000,000 in the aggregate, if recourse in nature, or $50,000,000 in the aggregate, if non-recourse in nature (excluding (i) a judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or (ii) a judgment as to which the Borrower has been indemnified; provided such indemnity remains in full force and effect and has not been cancelled or terminated) shall be rendered against any Credit Party or any Subsidiary of a Credit Party and either (A) within thirty (30) days from the entry of such judgment, shall not have been discharged or stayed pending appeal, or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal or (B) enforcement proceedings shall be commenced by any creditor on any such judgment;

(j) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Ventas under Title IV of ERISA to the Pension Plan, Multiemployer Plan

or the PBGC in an aggregate amount in excess of $15,000,000, or Ventas or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000;

(k) a Change in Control shall occur and shall not have been consented to by the Required Lenders;

(l) (x) non-payment, for more than sixty (60) days past its date due, of base rent under Material Leases; or (y) termination of Material Leases without sufficient of the relevant real property assets, in replacement of the terminated Material Leases, being: (i) leased or managed by Kindred, Brookdale or any other tenant or operator of any Property owned or leased by a Credit Party as of April 26, 2006; (ii) leased to or managed by another acceptable third party operator or tenant on market terms or otherwise acceptable to the Administrative Agent; or (iii) operated by a member of the Consolidated Group;

(m) at any time, for any reason, any Credit Party shall repudiate, or seek to repudiate, any of its Obligations under any Fundamental Document to which it is a party; or

(n) any Operative Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any Affiliate of any Credit Party contests in any manner the validity or enforceability of any Operative Document; or any Credit Party denies that it has any or further liability or obligation for the payment of principal and regular interest under any Operative Document other than by reason of satisfaction in full of such liabilities or obligations or manifest error in any demand with respect thereto, or purports to revoke, terminate or rescind any Operative Document;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and if directed by the Required Lenders shall, take any or all of the following actions, at the same or different times: declare the principal of and the interest on the Loans and the Notes evidencing the Loans hereunder and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding. If an Event of Default specified in subsection (g) or (h) above shall have occurred, the Commitments shall automatically terminate and the principal of, and interest on, the Loans and the Notes evidencing the Loans hereunder and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or any Note evidencing any Loan hereunder to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Administrative Agent and any Lender pursuant to applicable Laws or otherwise.

ARTICLE IX

GUARANTY

SECTION 9.1. The Guaranty.

(a) Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b) Notwithstanding any provision to the contrary contained herein, in any of the other Fundamental Documents or other documents relating to the Obligations, the obligations of each Guarantor under this Credit Agreement and the other Fundamental Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

SECTION 9.2. Obligations Unconditional.

The obligations of the Guarantors under Section 9.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Fundamental Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 9.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IX until such time as the Obligations have been irrevocably paid in full and the Commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Fundamental Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Fundamental Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

(d) any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute Guaranteed Obligations, notices of amendments, waivers and supplements to the Fundamental Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Fundamental Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

SECTION 9.3. Reinstatement.

Neither the Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantors under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other counsel) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

SECTION 9.4. Certain Waivers.

Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Fundamental Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the Commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

SECTION 9.5. Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 9.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the

Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 9.1.

SECTION 9.6. Rights of Contribution.

The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Laws. Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been irrevocably paid in full and the Commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been irrevocably paid in full and the Commitments relating thereto shall have expired or been terminated.

SECTION 9.7. Guaranty of Payment; Continuing Guaranty.

The guarantee in this Article IX is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

ARTICLE X

CASH COLLATERAL

SECTION 10.1. Cash Collateral Account.

There shall be established with the Administrative Agent an account (the “Cash Collateral Account”) in the name of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders), into which the Borrower may from time to time deposit Dollars pursuant to, and in accordance with, Section 2.7(e) hereof. Any bank with an office in the United States that is reasonably acceptable to the Administrative Agent, in its capacity as the bank (within the meaning of Section 9-102 of the UCC) with respect to the Cash Collateral Account (the “Cash Collateral Bank”), hereby agrees to comply with all orders and instructions of the Administrative Agent with regard to the Cash Collateral Account without the consent of any Credit Party. The documentation for and terms of the Cash Collateral Account shall be in form and substance satisfactory to the Administrative Agent.

SECTION 10.2. Investment of Funds.

(a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited into the Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrower shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent, provided that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account other than in Dollars or Cash Equivalents.

(b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account, shall be promptly reinvested by the Administrative Agent as a part of the Cash Collateral Account, and any net loss on any such investment shall be charged against the Cash Collateral Account.

(c) Neither of the Administrative Agent nor any of the Lenders shall be a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein. Neither of the Administrative Agent nor any of the Lenders shall have any obligation or responsibility or shall be liable in any way for any investment decision made in accordance with this Section 10.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

SECTION 10.3. Remedies.

At any time upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 2.4(f).

ARTICLE XI

ADMINISTRATIVE AGENT

SECTION 11.1. Appointment and Authorization of Administrative Agent.

Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Fundamental Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Fundamental Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Fundamental Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Fundamental Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Fundamental Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Laws. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 11.2. Delegation of Duties.

The Administrative Agent may execute any of its duties under this Credit Agreement or any other Fundamental Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

SECTION 11.3. Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Fundamental Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Fundamental Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Fundamental Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Fundamental Document or applicable Laws; and

(c) except as expressly set forth herein and in the other Fundamental Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Persons serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VIII and Section 12.1) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have any knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Fundamental Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Fundamental Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 11.4. Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and, in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment, shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 11.5. Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or

Event of Default and stating that such notice is a “notice of default”. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance herewith; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 11.6. Credit Decision; Disclosure of Information by Administrative Agent.

Each Lender acknowledges that no Agent Party has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent Party to any Lender as to any matter, including whether Agent Parties have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Fundamental Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates that may come into the possession of any Agent Party.

SECTION 11.7. Administrative Agent in its Individual Capacity.

The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though the Administrative Agent were not the Administrative Agent, hereunder and without notice to or consent of the Lenders.

The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include the Administrative Agent in its individual capacity.

SECTION 11.8. Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Fundamental Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Fundamental Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 11.8. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Fundamental Documents (if not already discharged therefrom as provided above in this Section 11.8) from and after the effective date of such resignation. The resigning Administrative Agent will refund to the Borrower a ratable portion of the annual fee for the period beyond the effective date of resignation. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Fundamental Documents, the provisions of this Article and Section 12.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

No resignation described in this Section 11.8 shall waive or release any rights or remedies available to the Borrower for any obligations of such retiring party under this Credit Agreement or any Fundamental Document while such party served as the Administrative Agent.

If, at any time, the Administrative Agent ceases to be a Lender, then at any time no Default or Event of Default shall then exist, at the option of the Borrower (said option to be exercised by written notice thereof from the Borrower to the Administrative Agent), the Administrative Agent shall promptly resign following receipt of any such notice.

SECTION 11.9. Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations (other than obligations under Hedging Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, and the Administrative Agent under Sections 3.5 and 12.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.5 and 12.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11.10. Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be required to be a Guarantor as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the authority of Administrative Agent to release any Guarantor from its obligations hereunder pursuant to this Section 11.10.

SECTION 11.11. Other Agents; Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a “Syndication Agent”, “Joint Lead Arranger” or “Joint Book Runner” shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Amendments, Etc.

No amendment or waiver of, or any consent to deviation from, any provision of this Credit Agreement or any other Fundamental Document shall be effective unless in writing and signed by the Borrower or the applicable Credit Party, as the case may be, and the Administrative Agent or the Required Lenders, as the case may be, and acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided, however, that:

(a) unless also consented to in writing by each Lender directly affected thereby, no such amendment, waiver or consent shall:

(i) extend or increase the Commitment or Loan of any Lender (or reinstate any Commitment or Loan terminated pursuant to Article VIII), it being understood that the amendment or waiver of an Event of Default or a mandatory reduction or a mandatory prepayment in Commitments or Loans shall not be considered an increase in Commitments or Loans,

(ii) waive non-payment or postpone any date fixed by this Credit Agreement or any other Fundamental Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Fundamental Document,

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (v) of the last proviso of this Section 12.1) any fees or other amounts payable hereunder or under any other Fundamental Document; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the additional rates of interest charged during the continuance of an Event of Default as set forth in Section 2.8(a) or to waive any obligation of the Borrower to pay such additional rates of interest or (B) to amend any financial covenants hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder,

(iv) change any provision of this Credit Agreement regarding pro rata sharing or pro rata funding with respect to (A) the making of advances, (B) the manner of application of payments or prepayments of principal, interest, or fees, or (C) the manner of reduction of commitments, loans and committed amounts,

(v) change any provision of this Section 12.1(a) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or

(vi) release all or substantially all of the Guarantors from their obligations under the Fundamental Documents (other than as provided herein or as appropriate in connection with transactions permitted hereunder); and

(b) unless also consented to in writing by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Fundamental Document;

provided, however, that notwithstanding anything to the contrary contained herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment or Loan of such Lender may not be increased or extended without the consent of such Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledged that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (iv) the Required Lenders may consent to allow a Credit Party to use Cash Collateral in the context of a bankruptcy or insolvency proceeding, and (v) the Fee Letter and the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

If, in connection with any proposed amendment, waiver, or consent to deviation from any provision of this Credit Agreement as contemplated by this Section 12.1, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is sought is not obtained, then Borrower shall have the right to replace all non-consenting Lenders whose consent was sought with one or more assignees in accordance with Section 12.14, so long as at the time of such replacement each such new Lender consents to the proposed amendment, waiver, or consent.

SECTION 12.2. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 12.2; and

(ii) if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified on Schedule 12.2 (or on its Administrative Questionnaire).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE CREDIT PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE CREDIT PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE CREDIT PARTY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or any other Credit Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any other Credit Party’s or the Administrative Agent’s transmission of Credit Party Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower or any other Credit Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the Syndication Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address telecopier number or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices with respect to Extensions of Credit) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 12.3. No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 12.4. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel therefor), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Fundamental Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Joint Lead Arrangers, the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Fundamental Documents, including its rights under this Section 12.4, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Joint Lead Arranger, the Administrative Agent (and any sub-agent thereof), the Syndication Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Fundamental Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Fundamental Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee and (y) in any litigation in which the Indemnified Party and one or more Credit Parties are adverse to each other, and in which the Credit Parties Prevail on their claims and the Indemnitee does not prevail on its defenses or its counterclaims interposed in such litigation or result from a claim brought by the Borrower or another Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Fundamental Document, if the borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 12.4 to be paid by it to the Administrative Agent (or any sub-agent thereof) any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined in each case as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Laws, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement or any other Fundamental Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Fundamental Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 12.4 shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section 12.4 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of this Credit Agreement and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 12.5. Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent, or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent on demand its applicable share (without duplication) of any amount so recovered from or repaid by the

Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

SECTION 12.6. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) such assignment is made in connection with the primary syndication of the Loans by the Joint Lead Arrangers, (2) an Event of Default has occurred and is continuing at the time of such assignment or (3) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person who is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to the Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person or anyone other than an Eligible Assignee.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, and 12.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Joint Lead Arranger and any Lender (as to itself), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person who is an Eligible Assignee (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the proviso to Section 12.1 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 (subject to the requirements and limitations of those sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 12.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or the right to a greater payment results from a change in law after the Participant becomes a Participant.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.7. Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, including accountants, legal counsel and other advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential; provided that any independent contractors of the Administrative Agent and the Lenders shall have agreed to be bound by this Section 12.7), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or any of its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Fundamental Document or any action or proceeding relating to this Credit Agreement or any other Fundamental Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.7, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 12.7 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than any Credit Party or other Subsidiary.

For purposes of this Section 12.7, “Information” means all information received from any Credit Party or other Subsidiary relating to any Credit Party or other Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender on a nonconfidential basis prior to disclosure by such Credit Party or other Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 12.7 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Credit Party or other Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Laws, including federal and state securities laws.

SECTION 12.8. Set-off.

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates are authorized at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by Ventas and the Borrower (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by Law (except as otherwise provided in Section 2.14(a)), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Lender hereunder or under any other Fundamental Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Credit Agreement or any other Fundamental Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 12.9. Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Fundamental Document, the interest paid or agreed to be paid under the Fundamental Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Laws (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 12.10. Counterparts; Effectiveness.

This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

SECTION 12.11. Integration.

This Credit Agreement, together with the other Fundamental Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Credit Agreement and those of any other Fundamental Document, the provisions of this Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Fundamental Document shall not be deemed a conflict with this Credit Agreement. Each Fundamental Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 12.12. Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Fundamental Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative

Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 12.13. Severability.

If any provision of this Credit Agreement or the other Fundamental Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Fundamental Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.14. Replacement of Lenders.

If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender is a Defaulting Lender or a non-consenting Lender as provided in Section 12.1, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.6), all of its interests, rights and obligations under this Credit Agreement and the related Fundamental Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Fundamental Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(b) in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and

(c) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 12.15. [Intentionally Omitted].

SECTION 12.16. No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, each Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Fundamental Document) are an arm’s-length commercial transaction between the Borrower, the other Credit Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Syndication Agent, on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Fundamental Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, each of the Joint Lead Arrangers and the Syndication Agent are and have been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any of the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor either of the Joint Lead Arrangers nor the Syndication Agent have assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Fundamental Document (irrespective of whether the Administrative Agent, either of the Joint Lead Arrangers or the Syndication Agent have advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent nor either of the Joint Lead Arrangers nor the Syndication Agent have any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Fundamental Documents; (iv) the Administrative Agent, the Joint Lead Arrangers, the Syndication Agent and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent nor either of the Joint Lead Arrangers nor the Syndication Agent have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Joint Lead Arrangers and the Syndication Agent have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Fundamental Document) and the Borrower and each other Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower and each other Credit Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and the Syndication Agent with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 12.17. Patriot Act; Anti-Money Laundering.

Each Lender, the Administrative Agent and the Joint Lead Arrangers (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Administrative Agent or the Joint Lead Arrangers, as applicable, to identify the Borrower in accordance with the Patriot Act. Promptly following a request by the Administrative Agent, the Joint Lead Arrangers or any Lender, the Credit Parties shall provide or cause to be provided all documentation and other information that the Administrative Agent, the Joint Lead Arrangers or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 12.18. GOVERNING LAW.

(a) THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE JOINT LEAD ARRANGERS, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT MAY BE BROUGHT IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, THE BORROWER, THE GUARANTORS, THE JOINT LEAD ARRANGERS, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE GUARANTORS, THE JOINT LEAD ARRANGERS, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY FUNDAMENTAL DOCUMENT OR

OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE GUARANTORS, THE JOINT LEAD ARRANGERS, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, THAT MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

SECTION 12.19. WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FUNDAMENTAL DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FUNDAMENTAL DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

BORROWER:	VENTAS REALTY, LIMITED PARTNERSHIP

		By:	Ventas, Inc., its General Partner

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

GUARANTORS:	VENTAS, INC.

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

VENTAS CAPITAL CORPORATION
VENTAS HEALTHCARE PROPERTIES, INC.
VENTAS MANAGEMENT, LLC
VENTAS FRAMINGHAM, LLC
VENTAS SUN LLC
VENTAS CAL SUN LLC
VENTAS PROVIDENT, LLC

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS LP REALTY, L.L.C. VENTAS TRS, LLC

		By:	Ventas Realty, Limited Partnership, its Sole Member
		By:	Ventas, Inc., its General Partner

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

ELDERTRUST

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ELDER TRUST OPERATING LIMITED PARTNERSHIP

	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-BERKSHIRE LIMITED PARTNERSHIP

	By:	ET Berkshire, LLC, its General Partner
	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET BERKSHIRE, LLC
CABOT ALF, L.L.C.
CLEVELAND ALF, L.L.C.
ET SUB-HERITAGE WOODS, L.L.C.
ET GENPAR, L.L.C.
ET LEHIGH, LLC
ET SUB-PHILLIPSBURG I, L.L.C.
ET SANATOGA, LLC
VERNON ALF, L.L.C.
ET WAYNE FINANCE, L.L.C.
ET PENNSBURG FINANCE, L.L.C.
ET SUB-PLEASANT VIEW, L.L.C.

	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-LEHIGH LIMITED PARTNERSHIP

	By:	ET Lehigh, LLC, its General Partner
	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-LOPATCONG, L.L.C.
ET SUB-SMOB, L.L.C.
ET CAPITAL CORP.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-PENNSBURG MANOR LIMITED PARTNERSHIP, L.L.P.

	By:	ET Pennsburg Finance, L.L.C., its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-SANATOGA LIMITED PARTNERSHIP

	By:	ET Sanatoga, LLC, its General Partner
	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-WILLOWBROOK LIMITED PARTNERSHIP, L.L.P.
ET SUB-WOODBRIDGE, L.P.
ET SUB-RIVERVIEW RIDGE LIMITED PARTNERSHIP, L.L.P.
ET SUB-RITTENHOUSE LIMITED PARTNERSHIP, L.L.P.
ET SUB-HIGHGATE, L.P.

	By:	ET GENPAR, L.L.C., its General Partner
	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-WAYNE I LIMITED PARTNERSHIP, L.L.P.

	By:	ET Wayne Finance, L.L.C., its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET WAYNE FINANCE, INC.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Chairman, Executive Vice President and Secretary

ET SUB-LACEY I, L.L.C.

	By:	ET GENPAR, L.L.C., its Sole Member
	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

PSLT GP, LLC

	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

PSLT OP, L.P.

	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

PSLT-BLC PROPERTIES HOLDINGS, LLC
PSLT-ALS PROPERTIES HOLDINGS, LLC
IPC (AP) HOLDING, LLC
IPC (HCN) HOLDING, LLC
IPC (MT) HOLDING, LLC

	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BROOKDALE LIVING COMMUNITIES OF ARIZONA-EM, LLC
BROOKDALE LIVING COMMUNITIES OF CALIFORNIA, LLC
BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-RC, LLC
BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-SAN MARCOS, LLC
BROOKDALE LIVING COMMUNITIES OF ILLINOIS-2960, LLC
BROOKDALE LIVING COMMUNITIES OF ILLINOIS-II, LLC
BROOKDALE HOLDINGS, LLC
BROOKDALE LIVING COMMUNITIES OF INDIANA-OL, LLC
BROOKDALE LIVING COMMUNITIES OF MASSACHUSETTS-RB, LLC
BROOKDALE LIVING COMMUNITIES OF MINNESOTA, LLC
BROOKDALE LIVING COMMUNITIES OF
NEW YORK-GB, LLC
BROOKDALE LIVING COMMUNITIES OF WASHINGTON-PP, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BLC OF CALIFORNIA-SAN MARCOS, L.P.

	By:	Brookdale Living Communities of California-San Marcos, LLC, its General Partner
	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

THE PONDS OF PEMBROKE LIMITED PARTNERSHIP
RIVER OAKS PARTNERS

	By:	Brookdale Holdings, LLC, its General Partner
	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

PSLT-ALS PROPERTIES I, LLC

	By:	PSLT-ALS Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VSCRE HOLDINGS, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

SHIPPENSBURG REALTY HOLDINGS, LLC
SOUTH BEAVER REALTY HOLDINGS, LLC
BCC STATE COLLEGE REALTY, LLC
BCC LEWISTOWN REALTY, LLC
BCC BERWICK REALTY, LLC
BCC READING REALTY, LLC
BCC ALTOONA REALTY, LLC
EC HALCYON REALTY, LLC
EC TIMBERLIN PARC REALTY, LLC
EC HAMILTON PLACE REALTY, LLC
EC LEBANON REALTY, LLC
BCC WASHINGTON TOWNSHIP REALTY, LLC
BCC MEDINA REALTY, LLC
BCC ONTARIO REALTY, LLC
BCC MARTINSBURG REALTY, LLC
UNITED REHAB HOLDING, LLC

	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC ALTOONA REALTY GP, LLC

	By:	BCC Altoona Realty, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC ALTOONA REALTY, LP

	By:	BCC Altoona Realty GP, LLC, its General Partner
	By:	BCC Altoona Realty, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC READING REALTY GP, LLC

	By:	BCC Reading Realty, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC READING REALTY, LP

	By:	BCC Reading Realty GP, LLC, its General Partner
	By:	BCC Reading Realty, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC BERWICK REALTY GP, LLC

	By:	BCC Berwick Realty, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC BERWICK REALTY, LP

	By:	BCC Berwick Realty GP, LLC, its General Partner
	By:	BCC Berwick Realty, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC LEWISTOWN REALTY GP, LLC

	By:	BCC Lewistown Realty, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC LEWISTOWN REALTY, LP

	By:	BCC Lewistown Realty GP, LLC, its General Partner
	By:	BCC Lewistown Realty, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC STATE COLLEGE REALTY GP, LLC

	By:	BCC State College Realty, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC STATE COLLEGE REALTY, LP

	By:	BCC State College Realty GP, LLC, its General Partner
	By:	BCC State College Realty, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC SOUTH BEAVER REALTY, LLC

	By:	South Beaver Holdings, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BCC SHIPPENSBURG REALTY GP, LLC

	By:	Shippensburg Realty Holdings, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

AL (AP) HOLDING, LLC

	By:	IPC (AP) Holding, LLC, its Sole Member
	By:	VSCRE Holdings, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

AL (AP) HOLDING, LLC

	By:	IPC (AP) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

ALLISON PARK NOMINEE, LLC

	By:	AL (AP) Holding, LLC, its Sole Member
	By:	IPC (AP) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

ALLISON PARK NOMINEE, LP

	By:	Allison Park Nominee, LLC, its General Partner
	By:	AL (AP) Holding, LLC, its Sole Member
	By:	IPC (AP) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

AL (HCN) HOLDING, LLC

	By:	IPC (HCN) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BLOOMSBERG NOMINEE, LLC
SAGAMORE HILLS NOMINEE, LLC
LEBANON NOMINEE, LLC
SAXONBURG NOMINEE, LLC
LOYALSOCK NOMINEE, LLC

	By:	AL (HCN) Holding, LLC, its Sole Member
	By:	IPC (HCN) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BLOOMSBERG NOMINEE, LP

	By:	Bloomsberg Nominee, LLC, its General Partner
	By:	AL (HCN) Holding, LLC, its Sole Member
	By:	IPC (HCN) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

SAGAMORE HILLS NOMINEE, LP

	By:	Sagamore Hills Nominee, LLC, its General Partner
	By:	AL (HCN) Holding, LLC, its Sole Member
	By:	IPC (HCN) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

LEBANON NOMINEE, LP

	By:	Lebanon Nominee, LLC, its General Partner
	By:	AL (HCN) Holding, LLC, its Sole Member
	By:	IPC (HCN) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

SAXONBURG NOMINEE, LP

	By:	Saxonburg Nominee, LLC, its General Partner
	By:	AL (HCN) Holding, LLC, its Sole Member
	By:	IPC (HCN) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

LOYALSOCK NOMINEE, LP

	By:	Loyalsock Nominee, LLC, its General Partner
	By:	AL (HCN) Holding, LLC, its Sole Member
	By:	IPC (HCN) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

AL (MT) HOLDING, LLC

	By:	IPC (MT) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

LEWISBURG NOMINEE, LLC
HENDERSONVILLE, NOMINEE, LLC
LIMA NOMINEE, LLC
KINGSPORT NOMINEE, LLC
XENIA NOMINEE, LLC
KNOXVILLE NOMINEE, LLC
CHIPPEWA NOMINEE, LLC
DILLSBURG NOMINEE, LLC

	By:	AL (MT) Holding, LLC, its Sole Member
	By:	IPC (MT) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

LEWISBURG NOMINEE, LP

	By:	Lewisburg Nominee, LLC, its General Partner
	By:	AL (MT) Holding, LLC, its Sole Member
	By:	IPC (MT) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

HENDERSONVILLE NOMINEE, LP

	By:	Hendersonville Nominee, LLC, its General Partner
	By:	AL (MT) Holding, LLC, its Sole Member
	By:	IPC (MT) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

LIMA NOMINEE, LP

	By:	Lima Nominee, LLC, its General Partner
	By:	AL (MT) Holding, LLC, its Sole Member
	By:	IPC (MT) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

KINGSPORT NOMINEE, LP

	By:	Kingsport Nominee, LLC, its General Partner
	By:	AL (MT) Holding, LLC, its Sole Member
	By:	IPC (MT) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

XENIA NOMINEE, LP

	By:	Xenia Nominee, LLC, its General Partner
	By:	AL (MT) Holding, LLC, its Sole Member
	By:	IPC (MT) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

KNOXVILLE NOMINEE, LP

	By:	Knoxville Nominee, LLC, its General Partner
	By:	AL (MT) Holding, LLC, its Sole Member
	By:	IPC (MT) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

CHIPPEWA NOMINEE, LP

	By:	Chippewa Nominee, LLC, its General Partner
	By:	AL (MT) Holding, LLC, its Sole Member
	By:	IPC (MT) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

DILLSBURG NOMINEE, LP

	By:	Dillsburg Nominee, LLC, its General Partner
	By:	AL (MT) Holding, LLC, its Sole Member
	By:	IPC (MT) Holding, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

MERRILL LYNCH CAPITAL CORPORATION, as a Lender and Administrative Agent

By:	/s/ Michael E. O’Brien
Name:	Michael E. O’Brien
Title:	Vice President

MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arranger and Joint Book Runner

By:	/s/ Michael E. O’Brien
Name:	Michael E. O’Brien
Title:	Director

CITIGROUP GLOBAL MARKETS INC., as Syndication Agent, Joint Lead Arranger and Joint Book Runner

By:	/s/ David Boutin
Name:	David Boutin
Title:	Director

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ David Boutin
Name:	David Boutin
Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

BANC OF AMERICA BRIDGE LLC, as a Lender

By:	/s/ James G. Rose, Jr.
Name:	James G. Rose, Jr.
Title:	Managing Director

CALYON SECURITIES (USA) INC., as a Lender

By:	/s/ Joseph Marzelli
Name:	Joseph Marzelli
Title:	Operations Director

KEY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Amy L. MacLearie
Name:	Amy L. MacLearie
Title:	Closing Officer

BANK OF MONTREAL, as a Lender

By:	/s/ Thomas Batterham
Name:	Thomas Batterham
Title:	Director

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Marc E. Constantino
Name:	Marc E. Constantino
Title:	Executive Director